EXHIBIT 4.5


                       REMINGTON PRODUCTS COMPANY, L.L.C.
                             REMINGTON CAPITAL CORP.
                                   As Issuers


                              SERIES C AND SERIES D


                     11% SENIOR SUBORDINATED NOTES DUE 2006


                              --------------------


                                    INDENTURE

                              --------------------


                           Dated as of April 18, 2001


                              THE BANK OF NEW YORK
                                   As Trustee


================================================================================

                                TABLE OF CONTENTS

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                                                                                                              Page


                                    ARTICLE 1
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

Section 1.01          Definitions................................................................................1
Section 1.02          Other Definitions.........................................................................16

Section 1.03          Incorporation by Reference of Trust Indenture Act.........................................17
Section 1.04          Rules of Construction.....................................................................17

                                    ARTICLE 2
                                    THE NOTES

Section 2.01          Form and Dating...........................................................................18
Section 2.02          Execution and Authentication..............................................................19
Section 2.03          Registrar and Paying Agent................................................................20
Section 2.04          Paying Agent to Hold Money in Trust.......................................................20
Section 2.05          Holder Lists..............................................................................20
Section 2.06          Transfer and Exchange.....................................................................21
Section 2.07          Replacement Notes.........................................................................33
Section 2.08          Outstanding Notes.........................................................................34
Section 2.09          Treasury Notes............................................................................34
Section 2.10          Temporary Notes...........................................................................34
Section 2.11          Cancellation..............................................................................35
Section 2.12          Record Date...............................................................................35
Section 2.13          Defaulted Interest........................................................................35
Section 2.14          CUSIP Numbers.............................................................................35

                                    ARTICLE 3
                            REDEMPTION AND PREPAYMENT

Section 3.01          Notices to Trustee........................................................................36
Section 3.02          Selection of Notes to be Redeemed.........................................................36
Section 3.03          Notice of Redemption......................................................................37
Section 3.04          Effect of Notice of Redemption............................................................37
Section 3.05          Deposit of Redemption Price...............................................................37
Section 3.06          Notes Redeemed in Part....................................................................38
Section 3.07          Optional Redemption.......................................................................38
Section 3.08          Mandatory Redemption......................................................................38
Section 3.09          Offer to Purchase by Application of Excess Proceeds.......................................39

                                      (i)

                                    ARTICLE 4
                                    COVENANTS

Section 4.01          Payment of Notes..........................................................................40
Section 4.02          Maintenance of Office or Agency...........................................................41
Section 4.03          Reports...................................................................................41
Section 4.04          Compliance Certificate....................................................................42
Section 4.05          Taxes.....................................................................................42
Section 4.06          Stay, Extension and Usury Laws............................................................43
Section 4.07          Restricted Payments.......................................................................43
Section 4.08          Dividend and Other Payment Restrictions Affecting Subsidiaries............................45
Section 4.09          Incurrence of Indebtedness................................................................46
Section 4.10          Asset Sales...............................................................................48
Section 4.11          Transactions With Affiliates..............................................................49
Section 4.12          Liens.....................................................................................50
Section 4.13          Activities of Intellectual Property Subsidiary............................................50
Section 4.14          Restrictions on Activities of Capital.....................................................50
Section 4.15          Existence as a Corporation or Limited Liability Company...................................50
Section 4.16          Change of Control.........................................................................50
Section 4.17          Limitation on Other Senior Subordinated Debt..............................................52
Section 4.18          Subsidiary Guarantees.....................................................................52
Section 4.19          Payments for Consent......................................................................52

                                    ARTICLE 5
                                   SUCCESSORS

Section 5.01          Merger, Consolidation, or Sale of Assets..................................................53
Section 5.02          Successor Corporation Substituted.........................................................53

                                    ARTICLE 6
                              DEFAULTS AND REMEDIES

Section 6.01          Events of Default.........................................................................54
Section 6.02          Acceleration..............................................................................55
Section 6.03          Other Remedies............................................................................56
Section 6.04          Waiver of Past Defaults...................................................................56
Section 6.05          Control by Majority.......................................................................56
Section 6.06          Limitation on Suits.......................................................................56
Section 6.07          Rights of Holders of Notes to Receive Payment.............................................57
Section 6.08          Collection Suit by Trustee................................................................57
Section 6.09          Trustee May File Proofs of Claim..........................................................57
Section 6.10          Priorities................................................................................58
Section 6.11          Undertaking for Costs.....................................................................58

                                      (ii)

                                    ARTICLE 7
                                     TRUSTEE

Section 7.01          Duties of Trustee.........................................................................59
Section 7.02          Rights of Trustee.........................................................................60
Section 7.03          Individual Rights of Trustee..............................................................60
Section 7.04          Trustee's Disclaimer......................................................................61
Section 7.05          Notice of Defaults........................................................................61
Section 7.06          Reports by Trustee to Holders of the Notes................................................61
Section 7.07          Compensation and Indemnity................................................................61
Section 7.08          Replacement of Trustee....................................................................62
Section 7.09          Successor Trustee by Merger, Etc..........................................................63
Section 7.10          Eligibility; Disqualification.............................................................63
Section 7.11          Preferential Collection of Claims Against the Company.....................................64

                                    ARTICLE 8
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01          Option to Effect Legal Defeasance or Covenant Defeasance..................................64
Section 8.02          Legal Defeasance and Discharge............................................................64
Section 8.03          Covenant Defeasance.......................................................................64
Section 8.04          Conditions to Legal or Covenant Defeasance................................................65

Section 8.05          Deposited Money and Government Securities to be Held in Trust;
                      Other Miscellaneous Provisions.                                                           66
Section 8.06          Repayment to the Issuers..................................................................67
Section 8.07          Reinstatement.............................................................................67

                                    ARTICLE 9
                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01          Without Consent of Holders................................................................67
Section 9.02          With Consent of Holders of Notes..........................................................68
Section 9.03          Compliance with Trust Indenture Act.......................................................69
Section 9.04          Revocation and Effect of Consents.........................................................69
Section 9.05          Notation on or Exchange of Notes..........................................................70
Section 9.06          Trustee to Sign Amendments, Etc...........................................................70

                                   ARTICLE 10
                                  SUBORDINATION

Section 10.01         Agreement to Subordinate..................................................................70
Section 10.02         Liquidation; Dissolution; Bankruptcy......................................................70
Section 10.03         Default on Designated Senior Debt.........................................................71
Section 10.04         Acceleration of Notes.....................................................................72
Section 10.05         When Distribution Must Be Paid Over.......................................................72
Section 10.06         Notice By The Issuers.....................................................................72

                                     (iii)


Section 10.07         Subrogation...............................................................................72
Section 10.08         Relative Rights...........................................................................73
Section 10.09         Subordination May Not Be Impaired by the Issuers..........................................73
Section 10.10         Distribution or Notice to Representative..................................................73
Section 10.11         Rights of Trustee and Paying Agent........................................................73
Section 10.12         Authorization to Effect Subordination.....................................................74
Section 10.13         Amendments................................................................................74

                                   ARTICLE 11
                                  MISCELLANEOUS

Section 11.01         Trust Indenture Act Controls..............................................................74
Section 11.02         Notices...................................................................................74
Section 11.03         Communication by Holders of Notes With Other Holders of Notes.............................76
Section 11.04         Certificate and Opinion as to Conditions Precedent........................................76
Section 11.05         Statements Required in Certificate or Opinion.............................................76
Section 11.06         Rules by Trustee and Agents...............................................................77
Section 11.07         No Personal  Liability of  Directors,  Officers,  Employees,
                      Partners and Stockholders.................................................................77
Section 11.08         Governing Law.............................................................................77
Section 11.09         No Adverse Interpretation of Other Agreements.............................................77
Section 11.10         Successors................................................................................77
Section 11.11         Severability..............................................................................77
Section 11.12         Counterpart Originals.....................................................................77
Section 11.13         Table of Contents, Headings, Etc..........................................................77


                                    EXHIBITS

Exhibit A-1           FORM OF NOTE
Exhibit A-2           FORM OF REGULATION S TEMPORARY GLOBAL NOTE
Exhibit B             FORM OF CERTIFICATE OF TRANSFER
Exhibit B-1           FORM OF CERTIFICATE OF EXCHANGE
Exhibit B-2           FORM OF CERTIFICATE FROM ACQUIRING IAI
Exhibit C             FORM OF GUARANTEE
Annex A               EXCLUDED OBLIGATIONS


                                      (iv)

     INDENTURE dated as of April 18, 2001 among REMINGTON PRODUCTS COMPANY, L.L.C., a Delaware limited liability company (the "Company"), REMINGTON CAPITAL CORP., a Delaware corporation ("Capital" and, together with the Company, the "Issuers"), and THE BANK OF NEW YORK, a New York banking corporation, as trustee (the "Trustee").

     The Issuers and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the holders (the "Holders") of the 11% Series C Senior Subordinated Notes due 2006 (the "Series C Notes") and the 11% Series D Senior Subordinated Notes due 2006 (the "Series D Notes" and, together with the Series C Notes, the "Notes"):

                                    ARTICLE 1
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

Section 1.01......Definitions.
                  -----------

     "144A Global Note" means a global note substantially in the form of Exhibit A-1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

     "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

     "Acquisition Debt" means, with respect to any Person, the aggregate of the amount of Indebtedness incurred and the liquidation preference of preferred stock issued by such Person and its Restricted Subsidiaries to finance or in contemplation of the acquisition of the assets of any business, the acquisition of such Person or the acquisition of any other Person that becomes a Restricted Subsidiary of such Person (whether accomplished by asset purchase, merger or stock purchase); provided that such acquisition constitutes a Permitted Investment; and provided, further, that Acquisition Debt shall include Indebtedness incurred and preferred stock issued as interest on or dividends with respect to Acquisition Debt.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that Beneficial Ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

     "Agent" means any Registrar, Paying Agent or co-registrar.

     "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Cedel that apply to such transfer or exchange.

     "Asset Sale" means (i) the sale, lease, conveyance or other disposition of any assets (including, without limitation, by way of a sale and leaseback) (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Issuers and their Restricted Subsidiaries taken as a whole will be governed by the provisions of Section 4.16 of this Indenture and/or the provisions of Section 5.01 of this Indenture and not by the provisions of Section 4.10 of this Indenture), and (ii) the issue or sale by the Issuers or any of their Subsidiaries of Equity Interests of any of the Issuers' Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions for net proceeds in excess of $1.0 million. Notwithstanding the foregoing, the following will be deemed not to be Asset Sales: (i) the sale of inventory or obsolete equipment in the ordinary course of business, (ii) the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind,
(iii) the grant in the ordinary course of business of, or lapse of, any license of patents, trademarks and other similar intellectual property, (iv) a transfer of assets by the Issuers to a Wholly Owned Restricted Subsidiary or by a Wholly Owned Restricted Subsidiary to the Issuers or to another Wholly Owned Restricted Subsidiary, (v) an issuance of Equity Interests by a Wholly Owned Restricted Subsidiary to the Issuers or to another Wholly Owned Restricted Subsidiary and
(vi) a Permitted Investment or a Restricted Payment that is permitted by Section
4.07 hereof.

     "Bankruptcy Law", means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

     "Beneficial Owner" (including, with correlative meanings, "Beneficially Owned" and "Beneficial Ownership") means, with respect to any Capital Stock, a "person," as such term is used in Section 13(d)(3) of the Exchange Act, that is a "beneficial owner," as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, of such Capital Stock.

     "Borrowing Base" means, with respect to any Person as of any date, an amount equal to the sum of (i) 85% of the face amount of Eligible Accounts Receivable of such Person and its Restricted Subsidiaries and (ii) 60% of the book value (calculated on a first-in, first-out basis) of Eligible Inventory of such Person and its Restricted Subsidiaries, in each case, determined as of the end of the most recently completed month preceding such date for which internal financial statements are available.

     "Broker-Dealer" has the meaning set forth in the Registration Rights Agreement.

     "Business Day" means any day other than a Legal Holiday.

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Capital  Stock" means (i) in the case of a corporation,  corporate  stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million and a Keefe Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above, and (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing within six months after the date of acquisition.

     "Cedel" means Cedel Bank, SA.

     "Certificated Securities" means Notes that are in the form of the Notes attached hereto as Exhibit A-1, that do not include the Global Note Legend or the "Schedule of Exchanges of Interests in the Global Note."

     "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries, taken as a whole, to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than the Principal, (ii) the adoption of a plan relating to the liquidation or dissolution of the Company, (iii) prior to the consummation of an Initial Public Offering, the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that (a) the Principal ceases to have sufficient voting power (including, without limitation, by contractual arrangement) to elect a majority of the members of the Management Committee or (b) the Principal sells, grants an option to sell, pledges or otherwise disposes of more than 20% of the amount of its Investment in the Company as of the May 23, 1996 (other than in connection with an Initial Public Offering and sales or other dispositions of Capital Stock that do not result in the Principal no longer Beneficially Owning such Capital Stock), (iv) following the consummation of an Initial Public Offering, the Company becomes aware (by way of a report or other filing with the Commission or otherwise) that any "person" (as such term is used in Section 13(d)(3) of the Exchange Act), other than the Principal, has become the Beneficial Owner, directly or indirectly, of (a) more than 35% of the voting power of the voting Capital Stock of the Company and (b) more of the voting power of the voting Capital Stock of the Company than is Beneficially Owned by the Principal, (v) the first day on which the Company fails to own 100% of the issued and outstanding Equity Interests of Capital, other than by reason of a merger of Capital with and into a corporate successor to the Company, and (vi) the first day on which more than one-third of the members of the Management Committee are not Continuing Members; provided, however, that the Principal shall be deemed to be the Beneficial Owner of the voting power of voting Capital Stock if (a) the Principal retains the right (by contractual arrangement or otherwise) to vote such Capital Stock and (b) the Principal Beneficially Owns at least 10% of the common Equity Interests of the Company (excluding Capital Stock the Principal may be deemed to Beneficially Own solely because it has the contractual right to vote such Capital Stock).

     "Commission" means the Securities and Exchange Commission.

     "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus, to the extent deducted in computing Consolidated Net Income, (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale,
(ii) provision for taxes based on income or profits or the Tax Amount of such Person and its Restricted Subsidiaries for such period, (iii) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations) and (iv) depreciation and amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period), other non-cash charges (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period) and Excluded Obligations of such Person and its Restricted Subsidiaries for such period, in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation and amortization, other non-cash charges and Excluded Obligations of, a Restricted Subsidiary of the referent Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in same proportion) that the Net Income of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividended to the Issuers by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

     "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Restricted Subsidiary thereof, (ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iv) the cumulative effect of a change in accounting principles shall be excluded and (v) the Net Income of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the Issuers or their Restricted Subsidiaries.

     "Consolidated Net Worth" means, with respect to any Person, the amount by which the total assets of such Person and its Restricted Subsidiaries exceed the sum of (i) the total liabilities of such Person and its Restricted Subsidiaries plus (ii) any Disqualified Stock of such Person and its Restricted Subsidiaries (other than any such Disqualified Stock issued to such Person or any of its Restricted Subsidiaries), in each case determined in accordance with GAAP.

     "Consulting   Agreement"  means  a  consulting  and  transitional  services agreement dated as of May 23, 1996 between RPI and the Company.

     "Continuing Member" means, as of any date of determination, any member of the Management Committee who (i) was a member of the Management Committee on May 23, 1996 or (ii) was nominated for election to the Management Committee with the approval of at least a majority of the Continuing Members who were members of the Management Committee at the time of such nomination or election.

     "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 11.02 of this Indenture or such other address as to which the Trustee gives notice to the Company.

     "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

     "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A-1 hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

     "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture and, thereafter, "Depositary" shall mean or include such successor.

     "Designated Senior Debt" means (i) Indebtedness under the Senior Credit Agreement and (ii) any other Senior Debt permitted to be incurred by the Issuers under the terms of this Indenture the principal amount of which is $25.0 million or more and that has been designated by the Management Committee as "Designated Senior Debt."

     "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature.

     "Eligible Accounts Receivable" means, with respect to any Person as of any date of determination, all accounts receivable owned by such Person and its Restricted Subsidiaries as of such date (i) which are not 90 or more days past due; (ii) which are not owed by an obligor which has taken any of the actions or suffered any of the events of the kind described in Section 6.01(h) or 6.01(i) hereof; (iii) which are not subject to any asserted dispute, off-set, counterclaim or defense on the part of the account debtor or to any asserted claim on the part of the account debtor denying liability under such account in whole or in part; and (iv) which are not owed by an obligor in respect of which 50% or more of the accounts receivable are 90 or more days past due or uncollectible.

     "Eligible Inventory" means, with respect to any Person as of any date of determination, all inventory (less reserves for obsolescence) of such Person and its Restricted Subsidiaries as of such date as to which the following requirements have been fulfilled: (a) such Person or a Restricted Subsidiary of such Person has lawful and absolute title to such inventory; and (b) none of such inventory is obsolete, unsalable, damaged or otherwise unfit for sale or further processing.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear system.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exchange  Notes" means the Notes issued in the Exchange  Offer pursuant to
Section 2.06(f) hereof.

     "Exchange Offer" means the offer that may be made by the Issuers pursuant to the Registration Rights Agreement to issue Series D Notes in exchange for Series C Notes and Existing Notes.

     "Exchange Offer Registration Statement" has the meaning set forth in the Registration Rights Agreement.

     "Excluded Obligations" means the obligations of the Company listed on Annex A to this Indenture that will reduce the amounts of the distributions to Remsen and RPI.

     "Existing Indebtedness" means Indebtedness of the Issuers and their Restricted Subsidiaries in existence on May 23, 1996, until such amounts are repaid.

     "Existing Notes" means the Issuers' 11% Series B Senior Subordinated Notes due 2006, issued pursuant to that certain indenture dated May 23, 1996.

     "Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period; provided, however, that (i) in the event that such Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues or redeems any preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period; (ii) in the event that such Person or any of its Restricted Subsidiaries makes any acquisitions or dispositions (including Asset Sales), including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such acquisitions or dispositions (including, without limitation, any cost savings or other reductions and any additional expenses accounted for on an annualized basis which, in the good faith estimate of the Management Committee, will be eliminated or realized within six months after the date of such transaction), as if the same had occurred at the beginning of the applicable four-quarter reference period, and, in the case of acquisitions, Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income; (iii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded; and (iv) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date.

     "Fixed Charges" means, with respect to any Person for any period, the sum of (without duplication) (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations, but excluding all other amortization of debt issuance costs) and (ii) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period and (iii) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon) and (iv) the product of (a) all cash dividend payments or other distributions (and non-cash dividend payments in the case of a Person that is a Restricted Subsidiary) on any series of preferred equity of such Person (other than payments to such Person and its Wholly Owned Restricted Subsidiaries), times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person (or, in the case of a Person that is a partnership, the combined federal, state and local tax rate to which such Person would be subject if it were a Delaware corporation), expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which were in effect on May 23, 1996.

     "Global Note" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A-1 hereto issued in accordance with Section 2.01, 2.06(b)(iv), 2.06(d)(ii) or 2.06(f) hereof.

     "Global Note Legend" means the legend set forth in Section 2.06(g)(ii), which is required to be placed on all Global Notes issued under this Indenture.

     "Government   Securities"  means  direct  obligations  of,  or  obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

     "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

     "Guarantor" means each Subsidiary that executes a Guarantee of the Issuers' payment obligations under the Notes and this Indenture in accordance with the provisions of this Indenture, and their respective successors and assigns.

     "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest and currency rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest or currency exchange rates.

     "Holder" means a Person in whose name a Note is registered.

     "IAI Global Note" means the global Note substantially in the form of Exhibit A-1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.

     "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person.

     "Indenture" means this Indenture, as amended, modified or supplemented from time to time.

     "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

     "Initial Public Offering" means an underwritten public offering of common Capital Stock of the Company registered under Securities Act (other than a public offering registered on Form S-8 under the Securities Act) that results in net proceeds of at least $25.0 million to the Company.

     "Institutional Accredited Investor" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

     "Investments" means, with respect to any Person, all investments by such Person in other Persons in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances (other than advances to customers in the ordinary course of business that are recorded as accounts receivable in accordance with GAAP) or capital contributions (excluding commission, travel, relocation and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that an acquisition of assets, Equity Interests or other securities by the Issuers or any of their Restricted Subsidiaries for consideration consisting of Equity Interests (other than Disqualified Stock) of the Company shall not be deemed to be an Investment. If the Issuers or any of their Restricted Subsidiaries sells or otherwise disposes of any Equity Interests of any Restricted Subsidiary of the Issuers such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of either Issuer, the Issuers shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of.

     "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

     "Letter of Transmittal" means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

     "Liquidated Damages" means all liquidated damages owed pursuant to Section 5 of the Registration Rights Agreement.

     "LLC Agreement" means the Amended and Restated Limited Liability Company Agreement dated as of May 16, 1996 among Vestar Members, RPI and certain members of management of the Company.

     "Management Agreement" means the Management Agreement dated as of May 23, 1996 between Vestar Capital Partners and the Company.

     "Management Committee" means (i) for so long as the Company is a limited liability company, the committee appointed pursuant to Section 6.1 of the LLC Agreement, and (ii) otherwise the board of directors of the Company.

     "Net Income" means, with respect to any Person for any period, (i) the net income (loss) of such Person for such period, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (a) any gain (but not loss), together with any related provision for taxes or Tax Distributions on such gain (but not loss), realized in connection with (1) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (2) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (b) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes or Tax Distributions on such extraordinary or nonrecurring gain (but not loss), less (ii) in the case of any Person that is treated as a partnership for United States federal or state income tax purposes, the Tax Amount of such Person for such period.

     "Net Proceeds" means the aggregate cash proceeds received by the Issuers or any of their Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions), any relocation expenses incurred as a result thereof, any taxes or Tax Distributions paid or payable by the Issuers or any of their Restricted Subsidiaries as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), any purchase money obligations relating to the assets comprising such Asset Sale (to the extent repaid with the proceeds thereof) and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

     "Non-Recourse Debt" means Indebtedness (i) as to which neither the Issuers nor any of their Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise), or (c) constitutes the lender, (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Issuers or any of their Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity and (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Issuers or any of their Restricted Subsidiaries.

     "Non-U.S. Person" means a Person who is not a U.S. Person.

     "Note Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

     "Obligations"   means   any   principal,    interest,    penalties,   fees,
indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Officer" means, with respect to any Person, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice President of such Person.

     "Officers' Certificate" means a certificate signed on behalf of a Person by two Officers of such Person, one of whom must be the principal executive officer, the principal financial officer or the principal accounting officer of such Person, that meets the requirements of Section 11.05 hereof.

     "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee that meets the requirements of Section 11.05 hereof. Such counsel may be an employee of or counsel to the Issuers, any subsidiary of the Issuers or the Trustee.

     "Participant" means, with respect to the Depositary, Euroclear or Cedel, a Person who has an account with the Depositary, Euroclear or Cedel, respectively (and, with respect to DTC, shall include Euroclear and Cedel).

     "Permitted Investments" means (i) any Investment in the Issuers or in a Wholly Owned Restricted Subsidiary of the Issuers; (ii) any Investment in Cash Equivalents; (iii) any Investment by the Issuers or any of their Restricted Subsidiaries in a Person if, as a result of such Investment, (a) such Person becomes a Wholly Owned Restricted Subsidiary of the Company or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a
Wholly Owned Restricted Subsidiary of the Company; (iv) any Restricted Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof;
(v) advances and loans to employees of the Company and its Restricted Subsidiaries in the ordinary course of business; (vi) Investments acquired by the Company or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Company or such Restricted
Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such Investment or accounts receivable or (b) as a result of a foreclosure by the Company or such Restricted Subsidiary or other transfer of title with respect to any secured Investment in default; and (vii) any Hedging Obligation.

     "Permitted Liens" means (i) Liens securing Senior Debt and Indebtedness of Restricted Subsidiaries that is permitted to be incurred pursuant to this
Indenture; (ii) Liens securing Indebtedness that is pari passu in right of payment with the Notes, provided that the Notes are equally and ratably secured,
(iii)  Liens in favor of the  Issuers or any of their  Restricted  Subsidiaries;
(iv) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Issuers or any of their Restricted Subsidiaries, provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Issuers or any such Restricted Subsidiary; (v) Liens on property existing at the time of acquisition thereof by the Issuers or any of their Restricted Subsidiaries, provided that such Liens were in existence prior to the contemplation of such acquisition; (vi) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (vii) Liens to secure Indebtedness (including capital Lease obligations) permitted by clause (iv) of the second paragraph of Section 4.09 of this Indenture covering only the assets acquired with such Indebtedness; (viii) Liens existing on May 23, 1996; (ix) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (x) Liens of landlords or of mortgagees of landlords arising by operation of law, provided that the rental payments secured thereby are not yet due and payable;
(xi) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (xii) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business of the Company or any of its Restricted Subsidiaries; (xiii) judgement or attachment Liens not giving rise to an Event of Default; (xiv) Liens arising out of the purchase, consignment, shipment or storage of inventory or other goods in the ordinary course of business; (xv) any interest or title of a lessor in property subject to any Capital Lease Obligation or other lease; (xvi) Liens arising from filing Uniform Commercial Code financing statements regarding leases; and (xvii) Liens incurred in the ordinary course of business of the Issuers or any of their Restricted Subsidiaries that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Issuers or any such Restricted Subsidiary.

     "Permitted Refinancing Indebtedness" means any Indebtedness of the Issuers or any of their Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Issuers or any such Restricted Subsidiary; provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date no earlier than the final maturity date of, and has a

Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred only by the Issuer or the Restricted Subsidiary that is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

     "Principal" means Vestar Equity Partners, L.P.

     "Private Placement Legend" means the legend set forth in Section 2.06(g)(i) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

     "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

     "Registration Rights Agreement" means the Registration Rights Agreement, dated as of April 18, 2001, by and among the Issuers and the other parties named on the signature pages thereto, as such agreement may be amended, modified or supplemented from time to time.

     "Regulation S" means Regulation S promulgated under the Securities Act.

     "Regulation S Global Note" means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as appropriate.

     "Regulation S Permanent Global Note" means a permanent global Note in the form of Exhibit A-1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period.

     "Regulation S Temporary Global Note" means a temporary global Note in the form of Exhibit A-2 hereto bearing the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

     "Representative" means the indenture trustee or other trustee, agent or representative.

     "Responsible Officer," when used with respect to the Trustee, means any officer within the corporate trust administration department of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of, and familiarity with, the particular subject.

     "Restricted Definitive Note" means a Definitive Note bearing the Private Placement Legend.

     "Restricted Global Note" means a Global Note bearing the Private Placement Legend.

     "Restricted   Investment"  means  an  Investment  other  than  a  Permitted
Investment.

     "Restricted Period" means the 40-day restricted period as defined in Regulation S.

     "Restricted Subsidiary" of a Person means any Subsidiary of such Person that is not an Unrestricted Subsidiary.

     "RPI" means RPI Corp., a Delaware corporation.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Senior Credit Agreement" means the Credit and Guarantee Agreement, dated as of May 23, 1996, among the Company, the several banks and other financial institutions from time to time parties thereto, Fleet National Bank and Banque Nationale de Paris, as co-documentation agents, and Chemical Bank, as administrative agent, and any amendments, modifications, restatements, renewals, supplements, refundings, replacements or refinancings thereof.

     "Senior Debt" means (i) Indebtedness  under the Senior Credit Agreement and
(ii) any other Indebtedness permitted to be incurred by the Issuers under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to any Senior Debt of the Issuers. Notwithstanding anything to the contrary in the foregoing, Senior Debt will not include (a) any liability for federal, state, local or other taxes owed or owing by the Issuers, (b) any Indebtedness of the Issuers to any of their Subsidiaries or other Affiliates, (c) any trade payables or (d) any Indebtedness that is incurred in violation of this Indenture.

     "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

     "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Act, as such Regulation was in effect on May 23, 1996.

     "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

     "Subsidiary Debt Limit" means, with respect to any Restricted Subsidiary that is not a Guarantor, the sum of (i) the Borrowing Base of such Restricted Subsidiary, plus (ii) the amount of Acquired Debt of such Restricted Subsidiary (excluding Indebtedness incurred in connection with or in contemplation of the merger or acquisition of such Restricted Subsidiary with or by the Company or any of its Restricted Subsidiaries), plus (iii) Acquisition Debt of such Restricted Subsidiary.

     "Tax Amount" means, with respect to any period, the amount of distributions in respect of taxes for such period required pursuant to Section 5.5 of the LLC Agreement as in effect on May 23, 1996.

     "Tax Distribution" means a distribution in respect of taxes to the partners of the Company pursuant to clause (iv) of the second paragraph of Section 4.07 of this Indenture.

     "TIA"   means  the  Trust   Indenture   Act  of  1939  (15  U.S.C.   ss.ss.
77aaa-77bbbb), as in effect on May 23, 1996, except as provided by Section 9.03 hereof.

     "Transfer Restricted Securities" means securities that bear or are required to bear the legend set forth in Section 2.06 hereof.

     "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

     "Unrestricted Definitive Note" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

     "Unrestricted Global Note" means a permanent global Note substantially in the form of Exhibit A-1 attached hereto that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Notes that do not bear the Private Placement Legend.

     "Unrestricted Subsidiary" means any Subsidiary, other than Capital, that is designated by the Management Committee as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary (i) has no Indebtedness other than Non-Recourse Debt, (ii) is not party to any agreement, contract, arrangement or understanding with the Issuers or any of their Restricted Subsidiaries unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Issuers or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Issuers, (iii) is a Person with respect to which neither the Issuers nor any of their Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results, (iv) is not a guarantor of, and is not otherwise directly or indirectly providing credit support for, any Indebtedness of the Issuers or any of their Restricted Subsidiaries and (v) has at least one director on its board of directors that is not a director or executive officer of the Issuers or any of their Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the Issuers or any of their Restricted Subsidiaries. Any such designation by the Management Committee shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by Section 4.07 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Issuers as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09 hereof, the Issuers shall be in default of such covenant). The Management Committee may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Issuers of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under Section 4.09 hereof, and (ii) no Default or Event of Default would be in existence following such designation.

     "U.S. Person" means a U.S. person as defined in Rule 902(o) under the Securities Act.

     "Vestar" means Vestar Equity Partners, L.P.

     "Vestar Members" means Vestar Shaver Corp. ("Vestar Corp. I") and Vestar Razor Corp. ("Vestar Corp. II"), corporations formed by Vestar.

     "Weighted Average Life to Stated Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

     "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding common Capital Stock or other common ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person and the Wholly Owned Restricted Subsidiaries of such Person.

Section 1.02......Other Definitions.


                                                                     Defined in
            Term                                                       Section

"Affiliate Transaction".....................................             4.11
"Asset Sale Offer"..........................................             3.09
"Change of Control Offer"...................................             4.16
"Change of Control Payment".................................             4.16
"Change of Control Payment Date"............................             4.16
"Covenant Defeasance".......................................             8.03
"DTC".......................................................             2.03
"Event of Default"..........................................             6.01
"Excess Proceeds"...........................................             4.10
"incur".....................................................             4.09
"Legal Defeasance"..........................................             8.02
"Offer Amount"..............................................             3.09
"Offer Period"..............................................             3.09
"Paying Agent"..............................................             2.03
"Payment Blockage Notice"...................................            10.03
"Payment Default"...........................................             6.01
"Purchase Date".............................................             3.09
"Registrar".................................................             2.03
"Restricted Payments".......................................             4.07

Section 1.03......Incorporation by Reference of Trust Indenture Act.

     Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

     The following TIA terms used in this Indenture have the following meanings:

     "indenture securities" means the Notes;

     "indenture security Holder" means a Holder of a Note;

     "indenture to be qualified" means this Indenture;

     "indenture trustee" or "institutional trustee" means the Trustee;

     "obligors" on the Notes means the Issuers and any successor obligors upon the Notes.

     All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

Section 1.04......Rules of Construction.  Unless the context otherwise requires:

     (1) a term has the meaning assigned to it;

     (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

     (3) "or" is not exclusive;

     (4) words in the singular include the plural, and in the plural include the singular;

     (5) provisions apply to successive events and transactions; and

     (6) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time.

ARTICLE 2
                                    THE NOTES

Section 2.01......Form and Dating.

     (a) General. The Notes shall be substantially in the form of Exhibit A-1 and A-2 hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

     The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Issuers and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

     (b) Global Notes. Notes issued in global form shall be substantially in the form of Exhibits A-1 or A-2 attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A-1 attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

     (c) Temporary Global Notes. Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, at its New York office, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Cedel Bank, duly executed by the Issuers and authenticated by the Trustee as hereinafter provided. The Restricted Period shall be terminated upon the receipt by the Trustee of (i) a written certificate from the Depositary, together with copies of certificates from Euroclear and Cedel Bank certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a 144A Global Note or an IAI Global Note bearing a Private Placement Legend, all as contemplated by Section 2.06(a)(ii) hereof), and (ii) an Officers' Certificate from the Issuers. Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in Regulation S Permanent
Global Notes pursuant to the Applicable Procedures. Simultaneously with the authentication of Regulation S Permanent Global Notes, the Trustee shall cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

     (d)  Euroclear  and Cedel  Procedures  Applicable.  The  provisions  of the
"Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Cedel Bank" and "Customer Handbook" of Cedel Bank shall be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes that are held by Participants through Euroclear or Cedel Bank.

Section 2.02......Execution and Authentication.

     Two Officers of each of the Issuers shall sign the Notes by manual or facsimile signature. The seals of the Issuers, if any, shall be reproduced on the Notes and may be in facsimile form.

     If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

     A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture. The form of the Trustee's certificate of authentication to be borne by the Notes shall be substantially as set forth in Exhibit A-1 attached hereto.

     The Trustee shall, upon a written order of the Issuers signed by two Officers of each of the Issuers, authenticate Notes for original issue.

     The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Issuers or Affiliates of the Issuers.

Section 2.03......Registrar and Paying Agent.

     The Issuers shall maintain (i) an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and (ii) an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuers may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Issuers may change any Paying Agent or Registrar without prior notice to any Holder. The Issuers shall notify the Trustee in writing and the Trustee shall notify the Holders of the name and address of any Agent not a party to this Indenture. If the Issuers fail to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Issuers or any of their Restricted Subsidiaries may act as Paying Agent or Registrar. The Issuers shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. Such agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuers shall notify the Trustee of the name and address of any such Agent. If the Issuers fail to maintain a Registrar or Paying Agent, or fail to give the foregoing notice, the Trustee shall act as such, and shall be entitled to appropriate compensation in accordance with
Section 7.07 hereof.

     The Issuers initially appoint The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

     The Issuers initially appoint the Trustee to act as the Registrar and Paying Agent and to act as Note Custodian with respect to the Global Notes.

Section 2.04......Paying Agent to Hold Money in Trust.

     The Issuers shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of, and premium, interest and Liquidated Damages, if any, on the Notes, and will notify the Trustee of any Default by the Issuers in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuers or a Restricted Subsidiary) shall have no further liability for the money delivered to the Trustee. If the Issuers or a Restricted Subsidiary act as Paying Agent, such Person shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by such Person as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to either Issuer, the Trustee shall serve as Paying Agent.

Section 2.05......Holder Lists.

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA ss. 312(a). If the Trustee is not the Registrar, the Issuers shall furnish to the Trustee, at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders, including the aggregate principal amount of Notes held by each thereof, and the Issuers shall otherwise comply with TIA ss. 312(a).

Section 2.06......Transfer and Exchange.

     (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Issuers for Definitive Notes if (i) the Issuers deliver to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuers within 120 days after the date of such notice from the Depositary or
(ii) the Issuers in their sole discretion determine that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and deliver a written notice to such effect to the Trustee; provided that in no event shall the Regulation S Temporary Global Note be exchanged by the Issuers for Definitive Notes prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act. Upon the occurrence of either of the preceding events in (i) or (ii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and
2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or
Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in
Section 2.06(b), (c) or (f) hereof.

     (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

          (i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

          (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the
     Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act. Upon consummation of an Exchange Offer by Issuers in accordance with
     Section 2.06(f) hereof, the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to
     Section 2.06(h) hereof.

          (iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

          (A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

          (B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Temporary Global Note or the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

          (C) if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications and certificates and Opinion of Counsel required by item (3) thereof, if applicable.

          (iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in the Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) above and:

          (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuers;

          (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

          (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

          (D) the Registrar receives the following:

          (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B-1 hereto, including the certifications in item (1)(a) thereof; or

          (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

          and, in each such case set forth in this subparagraph (D), an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

     If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an authentication order in accordance with
Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

     Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

          (c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

          (i) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

          (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit B-1 hereto, including the certifications in item (2)(a) thereof;

          (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
     (1) thereof;

          (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

          (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
     (3)(a) thereof;

          (E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

          (F) if such beneficial interest is being transferred to the Issuers or any of their Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

          (G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuers shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

          (ii) Beneficial Interests in Regulation S Temporary Global Note to Definitive Notes. Notwithstanding Sections 2.06(c)(i)(A) and (C) hereof, a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

          (iii) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

          (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuers;

          (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

          (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

          (D) the Registrar receives the following:

          (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit B-1 hereto, including the certifications in item (1)(b) thereof; or

          (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

          and, in each such case set forth in this subparagraph (D), an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          (iii) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuers shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall not bear the Private Placement Legend.

     (d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

          (i) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

          (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit B-1 hereto, including the certifications in item (2)(b) thereof;

          (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
     (1) thereof;

          (C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

          (D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
     (3)(a) thereof;

          (E) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

          (F) if such Restricted Definitive Note is being transferred to the Issuers or any of their Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

          (G) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

          (ii) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

          (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuers;

          (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

          (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

          (D) the Registrar receives the following:

          (1) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B-1 hereto, including the certifications in item (1)(c) thereof; or

          (2) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

          and, in each such case set forth in this subparagraph (D), an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

          (iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

          If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (ii)(B), (ii)(D) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

          (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

          (i) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive
     Note if the Registrar receives the following:

          (A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

          (B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

          (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

          (ii) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

          (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuers;

          (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

          (C) any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

          (D) the Registrar receives the following:

          (1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B-1 hereto, including the certifications in item (1)(d) thereof; or

          (2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

          and, in each such case set forth in this subparagraph (D), an Opinion of Counsel in form reasonably acceptable to the Issuers to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          (iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

          (f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Issuers shall issue and, upon receipt of an authentication order in accordance with Section 2.02, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not broker-dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Issuers, and accepted for exchange in the Exchange Offer and (ii) Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Issuers shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Definitive Notes in the appropriate principal amount.

          (g) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

          (i) Private Placement Legend.

          (A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

          "THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY
     NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUERS THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER
     EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUERS SO REQUEST), (2) TO THE ISSUERS, (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE
     SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

          (B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(iv), (c)(iii), (c)(iv) (d)(ii),
     (d)(iii), (e)(ii), (e)(iii) or (f) to this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

          (ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

          "THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO
     SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS."

          (iii) Regulation S Temporary Global Note Legend. The Regulation S Temporary Global Note shall bear a legend in substantially the following form:

          "THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON."

          (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

          (i) General Provisions Relating to Transfers and Exchanges.

          (i) To permit  registrations  of transfers and exchanges,  the Issuers
     shall  execute  and  the  Trustee  shall  authenticate   Global  Notes  and
     Definitive Notes upon the Issuers' order or at the Registrar's request.

          (ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.10, 4.16 and 9.05 hereof).

          (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

          (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

          (v) The Issuers shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

          (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuers shall be affected by notice to the contrary.

          (vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

          (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted initially by facsimile, to be followed by originals. The Trustee is authorized to rely conclusively and to act upon receipt of facsimile certifications, certificates, and Opinions of Counsel delivered pursuant to this Section 2.06.

Section 2.07      Replacement Notes.

     If any mutilated Note is surrendered to the Trustee, or the Issuers and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Issuers shall issue and the Trustee, upon the written order of the Issuers signed by two Officers of each of the Issuers, shall authenticate a replacement Note if the Trustee's requirements for replacements of Notes are met. An indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuers to protect the Issuers, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuers and the Trustee may charge for their expenses in replacing a Note.

     Every replacement Note is an additional obligation of the Issuers and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08      Outstanding Notes.

     The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding.

     If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser; provided that the aggregate principal amount of the Notes shall not increase by reason of this Section 2.08 or Section 2.07 hereof.

     If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

     Subject to Section 2.09 hereof, a Note does not cease to be outstanding because the Issuers or an Affiliate of the Issuers holds the Note.

     If the Paying Agent (other than the Issuers, a Subsidiary or any Affiliate thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09      Treasury Notes.

     In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuers or by any Affiliate thereof shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer actually knows to be so owned shall be so considered.

Section 2.10      Temporary Notes.

     Until Certificated Securities are ready for delivery, the Issuers may prepare and the Trustee shall authenticate temporary Notes upon a written order of the Issuers signed by two Officers of each of the Issuers. Temporary Notes shall be substantially in the form of Certificated Securities but may have variations that the Issuers and the Trustee consider appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate Certificated Securities in exchange for temporary Notes. Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.11      Cancellation.

     The Issuers at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall return canceled Notes to the Issuers. The Issuers may not issue new Notes to replace Notes that the Issuers have redeemed or paid or that have been delivered to the Trustee for cancellation.

Section 2.12      Record Date.

     The record date for purposes of determining the identity of Holders of the Notes entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture shall be determined as provided for in TIA ss. 316 (c).

Section 2.13      Defaulted Interest.

     If the Issuers default in a payment of interest on the Notes, they shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, which date shall be at the earliest practicable date but in all events at least five Business Days prior to the payment date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Issuers shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Issuers shall, with the consent of the Trustee, fix or cause to be fixed each such special record date and payment date. At least 15 days before the special record date, the Issuers (or, upon the written request of the Issuers, the Trustee in the name and at the expense of the Issuers) shall mail or cause to be mailed to the Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.14      CUSIP Numbers.

     The Issuers in issuing the Notes may use CUSIP numbers (if then generally in use), and, if so, the Trustee shall use CUSIP numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuers shall promptly notify the Trustee of any change in the CUSIP numbers.

                                   ARTICLE 3
                            REDEMPTION AND PREPAYMENT

Section 3.01      Notices to Trustee.

     If the Issuers elect to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, they shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

     If the Issuers are required to make an offer to redeem Notes pursuant to the provisions of Section 3.09 or 4.16 hereof, they shall furnish to the Trustee at least 30 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the maximum principal amount of Notes to be redeemed, (iv) the redemption price and (v) a statement to the effect that (a) either Issuer or one of their Restricted Subsidiaries has effected an Asset Sale and the conditions set forth in Section
4.10 have been satisfied or (b) a Change of Control has occurred and the conditions set forth in Section 4.16 have been satisfied.

Section 3.02      Selection of Notes to be Redeemed.

     If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed among the Holders in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate; provided that no Notes of $1,000 or less shall be redeemed in part. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption. The Issuers shall promptly notify the Trustee in writing of the listing of the Notes on any national securities exchange.

     The Trustee shall promptly notify the Issuers in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of them selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

     In the event the Issuers are required to make an offer to redeem Notes pursuant to Sections 3.09 and 4.10 hereof and the amount of the Excess Proceeds from the Asset Sale are not evenly divisible by $1,000, the Trustee shall promptly refund to the Issuers any remaining Excess Proceeds.

Section 3.03      Notice of Redemption.

     Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, the Issuers shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

     The notice shall identify the Notes to be redeemed (including CUSIP numbers) and shall state:

          (a) the redemption date;

          (b) the redemption price;

          (c) if any Note is being redeemed in part, that, after the redemption date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

          (d) the name and address of the Paying Agent;

          (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (f) that, unless the Issuers default in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

          (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

          (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

     At the Issuers' request, the Trustee shall give the notice of redemption in the Issuers' name and at their expense; provided, however, that the Issuers shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04      Effect of Notice of Redemption.

     Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

Section 3.05      Deposit of Redemption Price.

     One Business Day prior to the redemption date, the Issuers shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest and Liquidated Damages on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Issuers any money deposited with the Trustee or the Paying Agent by the Issuers in excess of the amounts necessary to pay the redemption price of, and accrued interest and Liquidated Damages on, all Notes to be redeemed.

     If the Issuers comply with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuers to comply with the preceding paragraph, interest shall be paid on the unpaid principal from the redemption date until such principal is paid and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in
Section 4.01 hereof.

Section 3.06      Notes Redeemed in Part.

     Upon surrender of a Note that is redeemed in part, the Issuers shall issue and, upon the Issuers' written request, the Trustee shall authenticate for the Holder at the expense of the Issuers, a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.07      Optional Redemption.

     (a) The Issuers shall not have the option to redeem the Notes prior to May 15, 2001. Thereafter, the Issuers shall have the option to redeem the Notes, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on May 15 of the years indicated below:

Year                                                              Percentage
----                                                              ----------
2001............................................................    105.500%
2002............................................................    103.667
2003 ...........................................................    101.833
2004 and thereafter ............................................    100.0%

     (b) Any redemption pursuant to this Section 3.07 shall be made, to the extent applicable, pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.08      Mandatory Redemption.

     Except as set forth under Sections 4.10 and 4.16 hereof, the Issuers shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09      Offer to Purchase by Application of Excess Proceeds.

     In the event that, pursuant to Section 4.10 hereof, the Issuers shall be required to commence an offer to all Holders (an "Asset Sale Offer"), it shall follow the procedures specified below.

     The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Issuers shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.10 hereof (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

     If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

     Upon the commencement of an Asset Sale Offer, the Issuers shall send, by first class mail, a notice to the Trustee and to each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders of Notes. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

     (a) that the Asset Sale Offer is being made pursuant to this Section 3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer shall remain open;

     (b) the Offer Amount, the purchase price and the Purchase Date;

     (c) that any Note not tendered or accepted for payment shall continue to accrue interest;

     (d) that, unless the Issuers default in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Purchase Date;

     (e) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may only elect to have all of such Note purchased and may not elect to have only a portion of such Note purchased;

     (f) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form titled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer the Note by book-entry transfer, to the Issuers, a depositary, if appointed by the Issuers, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

     (g) that Holders shall be entitled to withdraw their election if the Issuers, the Depositary or the Paying Agent, as the case may be, receive, not later than the expiration of the Offer Period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

     (h) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Issuers shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Issuers so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

     (i) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

     On or before the Purchase Date, the Issuers shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Issuers in accordance with the terms of this Section 3.09. The Issuers, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than three Business Days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Issuers for purchase, and the Issuers shall promptly issue a new Note, and the Trustee, upon written request from the Issuers, shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Issuers to the Holder thereof. The Issuers shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

     Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

                                    ARTICLE 4
                                    COVENANTS

Section 4.01      Payment of Notes.

     The Issuers shall pay or cause to be paid the principal of, and premium, interest and Liquidated Damages, if any, on the Notes on the dates and in the manner provided in the Notes. Principal of, and premium, interest and Liquidated Damages, if any, on the Notes shall be considered paid on the date due if the Paying Agent, if other than the Issuers or a Restricted Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Issuers in immediately available funds and designated for and sufficient to pay all principal of, and premium, interest and Liquidated Damages, if any, on the Notes then due. The Paying Agent shall return to the Issuers, no later than five days following the date of payment, any money (including accrued interest) that exceeds such amount of principal of, and premium, interest and Liquidated Damages, if any, paid on the Notes.

     The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; they shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02      Maintenance of Office or Agency.

     The Issuers shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served. The Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

     The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuers of their obligation to maintain an office or agency for such purposes. The Issuers shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

     The Issuers hereby designate the Corporate Trust Office of the Trustee as one such office or agency of the Issuers in accordance with Section 2.03 hereof.

Section 4.03      Reports.

     (a) Whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Issuers shall furnish to the Trustee and the Holders of Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Issuers were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial position and results of operations of the Company and its Restricted Subsidiaries and, with respect to the annual information only, a report thereon by the Issuers' certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Issuers were required to file such reports. In addition, whether or not required by the rules and regulations of the Commission, the Issuers shall file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. The Issuers shall at all times comply with TIA ss. 314(a).

     (b) For so long as any Notes remain outstanding, the Issuers shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

     (c) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuers' compliance with any of the covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

Section 4.04      Compliance Certificate.

     (a) The Issuers shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Issuers and their Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether each has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that, to the best of his or her knowledge, each has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action each is taking or proposes to take with respect thereto) and that, to the best of his or her knowledge, no event has occurred and remains in existence by reason of which payments on account of the principal of or interest or Liquidated Damages, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action each is taking or proposes to take with respect thereto.

     (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03(a) above shall be accompanied by a written statement of the Issuers' independent public accountants (who shall be a firm of established national reputation reasonably satisfactory to the Trustee) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Issuers have violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

     (c) The Issuers shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Issuers are taking or propose to take with respect thereto.

Section 4.05      Taxes.

     The Issuers shall, and shall cause each of their Subsidiaries to, pay prior to delinquency all material taxes, assessments and governmental levies, except such as are contested in good faith and by appropriate proceedings.

Section 4.06      Stay, Extension and Usury Laws.

     The Issuers covenant (to the extent that they may lawfully do so) that they shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuers (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law and covenant that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07      Restricted Payments.

     The Issuers shall not, and shall not permit any of their Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Company's Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company) or to any direct or indirect holder of the Company's Equity Interests in its capacity as such, other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or dividends or distributions payable to the Company or any Wholly Owned Restricted Subsidiary of the Company; (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any direct or indirect parent of the Company, other than any such Equity Interests owned by the Company or any Wholly Owned Restricted Subsidiary of the Company; (iii) make any principal payment on, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes, except at final maturity or any scheduled sinking fund payments set forth in the original documentation governing such Indebtedness; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

     (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

     (b) the Fixed Charge Coverage Ratio of the Company for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such Restricted Payment is made, calculated on a pro forma basis as if such Restricted Payment had been made at the beginning of such four-quarter period, would have been more than 2.0 to 1; and

     (c) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Issuers and their Restricted Subsidiaries after May 23, 1996 (including Restricted Payments permitted by clause (vi) of the next succeeding paragraph but excluding the Restricted Payments permitted by clauses
(i) - (v) and (vii) of the next succeeding  paragraph),  is less than the sum of
(i) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from July 1, 1996 to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (ii) 100% of the aggregate net cash proceeds, or the fair market value of assets (as determined in good faith by the Management Committee), received by the Company from capital contributions or the issue or sale after May 23, 1996 of Equity Interests of the Company or of debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or convertible debt securities) sold to a Subsidiary of the Company and other than Disqualified Stock or debt securities that have been converted into Disqualified Stock), plus (iii) 100% of the net cash proceeds received by the Company from a distribution by, or from the sale or other liquidation of, any Restricted Investment or Unrestricted Subsidiary.

         The foregoing provisions shall not prohibit:

               (i) the payment of any dividend or other distribution within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture;

               (ii) the making of any Restricted  Investment or the  redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company in exchange for, or out of the proceeds of, a substantially concurrent capital contribution or sale (other than to a Subsidiary of the Company) of other Equity Interests of the Company (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c) of the preceding paragraph;

               (iii) the defeasance, redemption or repurchase of subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness or a substantially concurrent capital contribution or sale (other than to a Subsidiary of the Company) of Equity Interests of the Company (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c) of the preceding paragraph;

               (iv) so long as the Company is treated as a partnership for United States federal income tax purposes, distributions to members of the Company in an amount not to exceed the Tax Amount for such period;

               (v) the payment of fees to (a) Vestar and its Affiliates pursuant to the Management Agreement as in effect on May 23, 1996; provided no such payment in excess of $500,000 shall be permitted in any fiscal year if at the time of such payment a Default in the payment of principal of, or interest, premium or Liquidated Damages (if any) on, the Notes shall have occurred and be continuing, and (b) RPI and its Affiliates pursuant to the Consulting Agreement as in effect on May 23, 1996; provided no such payment in excess of $500,000 shall be permitted in any fiscal year if at the time of such payment a Default in the payment of principal of, or interest, premium or Liquidated Damages (if any) on, the Notes shall have occurred and be continuing;

               (vi) so long as no Default or Event of Default has occurred and is continuing, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company held by any member of the Company's or any of its Subsidiaries' management (other than an Affiliate of Vestar or RPI) upon the death, disability or termination of employment of such member of management, pursuant to a management equity subscription agreement or option agreement; provided that the aggregate price paid for all such Equity Interests shall not exceed $500,000 in any fiscal year, plus any amount available for such payments hereunder since May 23, 1996 which have not been used for such purpose, plus the cash proceeds received by the Company from any subsequent reissuance of such Equity Interests to members of management of the Company or any of its Subsidiaries; and

               (vii) so long as no Default or Event of Default has occurred and is continuing, Restricted Investments in an aggregate amount not to exceed $10.0 million.

     The Management Committee may designate any Restricted Subsidiary, other than Capital, to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by the Issuers and their Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this Section
4.07. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the greatest of (i) the net book value of such Investments at the time of such designation, (ii) the fair market value of such Investments at the time of such designation and (iii) the original fair market value of such Investments at the time they were made. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

     The amount of all Restricted Payments (other than cash) shall be the fair market value (evidenced by a resolution of the Management Committee set forth in an Officers' Certificate delivered to the Trustee) on the date of the Restricted Payment of the asset(s) proposed to be transferred by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.07 were computed, which calculations may be based upon the Company's latest available financial statements.

Section 4.08     Dividend and Other Payment Restrictions Affecting Subsidiaries.


     The Issuers shall not, and shall not permit any of their Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i)(a) pay dividends or make any other distributions to the Issuers or any of their Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness owed to the Issuers or any of their Restricted Subsidiaries, (ii) make loans or advances to the Issuers or any of their Restricted Subsidiaries or (iii) transfer any of its properties or assets to the Issuers or any of their Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) the Senior Credit Agreement as in effect on May 23, 1996, and any amendments, modifications, restatements, renewals, supplements, refundings, replacements or refinancings thereof that contain restrictions that are no more restrictive than those contained in the Senior Credit Agreement as in effect on May 23, 1996, (b) agreements existing and as in effect on May 23, 1996, (c) any instrument governing Indebtedness permitted to be incurred pursuant to the terms of this Indenture, (d) applicable law, (e) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Issuers or any of their Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, (f) customary non-assignment provisions in leases or other agreements entered into in the ordinary course of business, (g) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired, (h) any restriction or encumbrance contained in contracts for the sale of assets permitted by this Indenture; provided that such restrictions relate only to the assets being sold pursuant to such contracts and (i) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced.

Section 4.09      Incurrence of Indebtedness.

     The Issuers shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, create, incur, issue, assume, guaranty or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including the Notes and Acquired Debt) and shall not permit any of their Restricted Subsidiaries to issue any preferred stock; provided, however, that, so long as no Default or Event of Default has occurred and is continuing, the Issuers and any of their Restricted Subsidiaries may incur Indebtedness (including Acquired Debt) and the Issuers' Restricted Subsidiaries may issue preferred stock if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such preferred stock is issued would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the preferred stock had been issued at the beginning of such four-quarter period; provided, further, however, that the amount of such Indebtedness, together with any Indebtedness incurred pursuant to clause (i) below, that is incurred by Restricted Subsidiaries of the Issuers that are not Guarantors shall not exceed the sum of $15.0 million plus, with respect to each such Restricted Subsidiary, the Subsidiary Debt Limit.

         The foregoing provisions shall not apply to:

               (i)  the   incurrence   by  the  Issuers  and  their   Restricted
          Subsidiaries of Indebtedness pursuant to bank lines of credit (including revolving and term loans) in an amount not to exceed the greater of (a) $110.0 million at any time outstanding, less the aggregate amount of all permanent reductions thereto pursuant to
          Section  4.10  hereof,  and (b)  the  Borrowing  Base of the  Company;

          provided that, in either case, the aggregate amount of such Indebtedness, together with any Indebtedness incurred pursuant to the preceding paragraph, that is incurred by Restricted Subsidiaries of the Company that are not Guarantors shall not exceed the sum of $15.0 million plus, with respect to each such Restricted Subsidiary, the Subsidiary Debt Limit;

               (ii) the incurrence by the Issuers and their Subsidiaries of Existing Indebtedness;

               (iii) the incurrence by the Issuers of Indebtedness represented by the Notes and this Indenture;

               (iv) the incurrence by the Issuers or any of their Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Issuers or such Restricted Subsidiary, in an aggregate principal amount not to exceed $10.0 million at any time outstanding; provided that the aggregate amount of such Indebtedness that is incurred by Restricted Subsidiaries of the Company that are not Guarantors shall not exceed $5.0 million at any one time outstanding;

               (v) the incurrence of intercompany Indebtedness between or among the Issuers and any of their Wholly Owned Restricted Subsidiaries; provided that any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than an Issuer or a Wholly Owned Restricted Subsidiary of an Issuer, or any sale or other transfer of any such Indebtedness to a Person that is not either an Issuer or a Wholly Owned Restricted Subsidiary of an Issuer, shall be deemed to constitute an incurrence of such Indebtedness by the Issuers or such Restricted Subsidiary, as the case may be;

               (vi) the incurrence after May 23, 1996 by the Issuers or any of their Restricted Subsidiaries of Hedging obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding or for the purpose of fixing or hedging any currency exchange rate risk;

               (vii) the incurrence by the Issuers or any of their Restricted Subsidiaries of Indebtedness arising from indemnification, purchase price adjustment or similar obligations, or from guarantees, letters of credit, surety bonds or performance bonds securing the performance by the Company or any of its Restricted Subsidiaries of any such obligations, pursuant to agreements relating to the disposition of any business, assets or Subsidiary of the Company;

               (viii) the incurrence after May 23, 1996 by the Company of Indebtedness to members of management of the Company or any of its Restricted Subsidiaries in connection with the repurchase of Equity Interests of the Company in an amount not to exceed $2.5 million at any one time outstanding; provided that (a) the instrument pursuant to which such Indebtedness is incurred expressly states that such

          Indebtedness is subordinated in right of payment to the Notes at least to the extent that the Notes are subordinated to Senior Debt of the Company and (b) such Indebtedness has a Weighted Average Life to Maturity greater than the Weighted Average Life to Maturity of the Notes;

               (ix) the incurrence after May 23, 1996 by the Issuers and their Restricted Subsidiaries of Indebtedness and the issuance by the Issuers' Restricted Subsidiaries of preferred stock (in addition to any other Indebtedness and preferred stock permitted by any other clauses of this paragraph) in an amount not to exceed $10.0 million at any one time outstanding;

               (x) the incurrence by the Issuers or any of their Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, Indebtedness that was permitted by this Indenture to be incurred; and

               (xi) the incurrence by the Issuers' Unrestricted Subsidiaries of Non-Recourse Debt; provided that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Issuers.

     All Indebtedness incurred by either Issuer subsequent to May 23, 1996, including the Indebtedness represented by the Notes, shall reduce the amounts available to be incurred pursuant to this Section 4.09 to the same extent the incurrence of such Indebtedness would have reduced such amounts available to be incurred if such Indebtedness had been incurred after the date hereof.

Section 4.10      Asset Sales.

     The Issuers shall not, and shall not permit any of their Restricted Subsidiaries to, engage in an Asset Sale unless (i) the Issuers or the Restricted Subsidiary, as the case may be, receives (a) consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of or (b) in the case of a lease of assets, a lease providing for rent and other consideration which are no less favorable to the Company or the Restricted Subsidiary, as the case may be, than the then prevailing market conditions (in the case of either (a) or (b), evidenced by a resolution of the Management Committee set forth in an Officers' Certificate delivered to the Trustee) and (ii) at least 75% of the consideration therefor received by the Issuers or such Restricted Subsidiary is in the form of cash or Cash Equivalents; provided that the amount of (x) any liabilities (as shown on the Issuers' or such Restricted Subsidiary's most recent balance sheet) of the Issuers or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Issuers or such Restricted Subsidiary from further liability and (y) any notes or other obligations received by the Issuers or such Restricted Subsidiary from such transferee that are promptly (but in any event, within 30 days) converted by the

Issuers  or such  Restricted  Subsidiary  into  cash (to the  extent of the cash received)  shall  be  deemed  to be cash for  purposes  of this  provision;  and
provided,   further,  that  contingent  liabilities  that  are  assumed  by  the transferee of any such assets shall not be deemed to be the receipt of consideration if such contingent liabilities are not shown as liabilities on the Issuers' or such Restricted Subsidiary's most recent balance sheet.

     Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Issuers may apply such Net Proceeds (a) to permanently reduce Senior Debt of the Issuers or long-term Indebtedness of a Restricted Subsidiary of the Company (and, in either case, to correspondingly reduce commitments with respect thereto) or (b) to an Investment in another business, the making of a capital expenditure or the acquisition of other long-term assets, in each case, in accordance with the provisions of this Indenture. Pending the final application of any such Net Proceeds, the Issuers may temporarily reduce Senior Debt or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds accumulated since May 23, 1996 exceeds $5.0 million, the Issuers shall be required to make an offer to all Holders of Notes (an "Asset Sale Offer") to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase, in accordance with the procedures set forth in Section
3.09 of this Indenture. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes (subject to the restrictions of this Indenture). If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

Section 4.11      Transactions With Affiliates.

     Neither Issuer shall, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to such Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction with an unrelated Person and (ii) such Issuer delivers to the Trustee (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Management Committee set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Management Committee and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to the Company of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing; provided that (1) any compensation paid to, indemnity provided on behalf of, or employment agreement entered into with, any Officer or director of the Issuers or any of their Restricted Subsidiaries in the ordinary course of business, (2) transactions between or among the Issuers and their Restricted Subsidiaries and (3) Restricted Payments and Permitted Investments that are permitted by the provisions of Section 4.07 hereof, in each case, shall not be deemed Affiliate Transactions.

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Section 4.12      Liens.

     The Issuers shall not, and shall not permit any of their Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens.

Section 4.13      Activities of Intellectual Property Subsidiary.

     For so long as the Company's Subsidiary holding the Company's intellectual property is a Restricted Subsidiary of the Company and not a Subsidiary Guarantor, the Company shall not permit such Subsidiary to engage in any material operations, other than owning the intellectual property relating to the business of the Company and its Restricted Subsidiaries and licensing such intellectual property to the Company and its Restricted Subsidiaries.

Section 4.14      Restrictions on Activities of Capital.

     Capital may not hold any material assets, become liable for any material obligations or engage in any significant business activities; provided that Capital may be a co-obligor or guarantor with respect to Indebtedness if the Company is a primary obligor of such Indebtedness and the net proceeds of such Indebtedness are retained by the Company or loaned to one or more of the Company's Restricted Subsidiaries other than Capital.

Section 4.15      Existence as a Corporation or Limited Liability Company.

     Subject to Article 5 hereof, the Issuers shall do or cause to be done all things necessary to preserve and keep in full force and effect their existence as a corporation or a limited liability company, as applicable, and the corporate, partnership or other existence of each Restricted Subsidiary, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Issuers or each Restricted Subsidiary and the rights (charter and statutory), licenses and franchises of the Issuers and each Restricted Subsidiary; provided, however, that the Issuers shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of their Restricted Subsidiaries, if the Management Committee shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuers and their Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

Section 4.16      Change of Control.

     Upon the occurrence of a Change of Control, the Issuers shall be required to make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Issuers shall mail a notice to each Holder stating (1)

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

that the Change of Control Offer is being made pursuant to this Section 4.16 and that all Notes tendered shall be accepted for payment; (2) the purchase price and purchase date, which shall be no later than 30 business days from the date such notice is mailed (the "Change of Control Payment Date"); (3) that any Note not tendered shall continue to accrue interest; (4) that, unless the Issuers default in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the change of Control Payment Date; (5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer shall be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the close of business on the third Business Day preceding the Change of Control Payment Date; (6) that Holders shall be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and (7) that Holders whose Notes are being purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof; provided that, prior to complying with the provisions of this Section 4.16, but in any event within 90 days following a Change of Control, the Issuers shall either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of Notes required by this Section 4.16. The Issuers shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

     On the Change of Control Payment Date, the Issuers shall, to the extent lawful, (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Issuers. The Paying Agent shall promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof. The Issuers shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     Notwithstanding the foregoing, the Issuers shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuers and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

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

Section 4.17      Limitation on Other Senior Subordinated Debt.

     The Issuers shall not, and shall not permit any Guarantor to, incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt of the Issuers or such Guarantor, as the case may be, and senior in any respect in right of payment to the Notes or the Guarantees thereof by the Guarantors.

Section 4.18      Subsidiary Guarantees.

     If the Issuers or any of their Subsidiaries shall acquire or create another Subsidiary after May 23, 1996, or designate an Unrestricted Subsidiary to be a Restricted Subsidiary, then such Subsidiary shall execute a Guarantee in the form of Exhibit C attached hereto; provided, that this covenant shall not apply to any Subsidiary (i) that is incorporated in any jurisdiction outside the United States or (ii) that has been properly designated as an Unrestricted
Subsidiary in accordance with this Indenture for so long as it continues to constitute an Unrestricted Subsidiary. Upon the creation or acquisition of any Subsidiary after the date of this Indenture or the designation of an Unrestricted Subsidiary as a Restricted Subsidiary, the Issuers shall deliver to the Trustee an Opinion of Counsel to the effect that the provisions of this
Section 4.18 have been complied with and that the Guarantee of the Guarantor constitutes a legally valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms.

     In the event of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Guarantor, then such Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all of the assets of such Guarantor) will be released and relieved of any obligations under its Subsidiary Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with
Section 4.10 hereof. In addition, in the event the Management Committee designates a Guarantor to be an Unrestricted Subsidiary, then such Guarantor shall be released and relieved of any obligations under its Guarantee; provided that such designation is conducted in accordance with Section 4.07 hereof.

Section 4.19      Payments for Consent.

     The  Issuers  shall  not,  and shall  not  permit  any of their  Restricted
Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

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                                    ARTICLE 5
                                   SUCCESSORS

Section 5.01      Merger, Consolidation, or Sale of Assets.

     Neither Issuer may consolidate or merge with or into (whether or not such Issuer is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity, unless:

               (i) such Issuer is the surviving entity or the entity or the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

               (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than such Issuer) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of such Issuer under the Notes and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee;

               (iii) immediately after such transaction, no Default or Event of Default exists; and

               (iv) except in the case of (a) a merger of such Issuer with or into a Wholly Owned Restricted Subsidiary of such Issuer or (b) a merger of the Company with and into a newly formed corporation that
          (1) prior to such merger, has no liabilities or (2) owns 100% of the Capital Stock of the Company and conducts no business other than holding such Capital Stock, in either case, for the purpose of reorganizing the Company as or into a corporation, such Issuer or the entity or Person formed by or surviving any such consolidation or merger (if other than such Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made
          (A) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of such Issuer immediately preceding the transaction and (B) will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09 hereof.

Section 5.02      Successor Corporation Substituted.

     Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of either Issuer in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which such Issuer is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that, in the case of any consolidation or merger, or any sale, assignment transfer, lease, conveyance or other disposition of all or substantially all of the assets of either Issuer, from and after the date of such event, the provisions of this Indenture referring to such Issuer shall refer instead to the successor corporation and not to such Issuer), and may exercise every right and power of such Issuer under this Indenture with the same effect as if such successor Person had been named as such Issuer herein; provided, however, that the predecessor shall not be relieved from the obligation to pay the principal of and interest on the Notes, except in the case of a sale of all of the predecessor's assets that meets the requirements of Section 5.01 hereof.

                                   ARTICLE 6
                              DEFAULTS AND REMEDIES

Section 6.01      Events of Default.

         An "Event of Default" occurs if:

               (a) the Issuers default in the payment of interest or Liquidated Damages on any Note when the same becomes due and payable and the Default continues for a period of 30 days, whether or not such payment is prohibited by Article 10 hereof;

               (b)  the  Issuers  default  in  payment  of the  principal  of or premium, if any, on the Notes when and as the same becomes due and payable at maturity, upon acceleration, optional or mandatory redemption, required repurchase or otherwise, whether or not such payment is prohibited by the provisions of Article 10 hereof;

               (c) the Issuers fail to observe any covenant, condition or agreement on the part of the Issuers to be observed or performed pursuant to Sections 4.07, 4.09, 4.10, or 4.16 hereof;

               (d) the Issuers fail for 30 days after notice to comply with any of their other agreements or covenants in, or provisions of, the Notes or this Indenture;

               (e) an event of default occurs under any mortgage, indenture or other instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuers or any of their Restricted Subsidiaries (or the payment of which is guaranteed by the Issuers or any of their Restricted Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, which default (i) is caused by a failure to pay principal of, or premium, if any, or interest, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (ii) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more;

               (f) the Issuers or any of their Restricted Subsidiaries fail to pay final non-appealable judgments aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

               (g) any Guarantee of a Guarantor is held in a judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Guarantee; and

               (h) either Issuer, any Significant Subsidiary of either Issuer, or any group of Subsidiaries of either Issuer that, considered together, would constitute a Significant Subsidiary of either Issuer, pursuant to or within the meaning of any Bankruptcy Law:

               (i) commences a voluntary case,

               (ii) consents to the entry of an order for relief against it in an involuntary case,

               (iii) consents to the appointment of a custodian of it or for all or substantially all of its property,

               (iv) makes a general assignment for the benefit of its creditors, or

               (v) generally is not paying its debts as they become due; or

     (i) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (i) is for relief against either Issuer, any Significant Subsidiary of either Issuer, or any group of Subsidiaries of either Issuer that, considered together, would constitute a Significant Subsidiary of either Issuer, in an involuntary case,

               (ii) appoints a custodian of either Issuer or any Significant Subsidiary of either Issuer, or for all or substantially all of the property of either Issuer or any Significant Subsidiary of either Issuer, or

               (iii) orders the liquidation of either Issuer, any Significant Subsidiary of either Issuer, or any group of Subsidiaries that, considered together, would constitute a Significant Subsidiary of either Issuer;

               and the order or decree remains unstayed and in effect for 60 consecutive days;

Section 6.02      Acceleration.

     If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable five days after delivering a notice of acceleration to the Company and to the agent for the lenders under the Senior Credit Agreement (provided that the Notes shall become due and payable immediately if any Senior Debt has been or is accelerated following delivery of a notice of acceleration). Notwithstanding the foregoing, if an Event of Default specified in clause (h) or (i) of Section 6.01 hereof occurs, all outstanding Notes will become due and payable without further action or notice. The Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

     If an Event of Default occurs on or after May 15, 2001 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Issuers with the intention of avoiding payment of the premium that the Issuers would have to pay if the Issuers then had elected to redeem the Notes pursuant to
Section 3.07 hereof, then, upon acceleration of the Notes, an equivalent premium shall also become and be immediately due and payable, to the extent permitted by law, anything in this Indenture or in the Notes to the contrary notwithstanding. If an Event of Default occurs prior to May 15, 2001 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Issuers with the intention of avoiding the prohibition on redemption of the Notes prior to such date, then, upon acceleration of the Notes, an additional premium shall also become and be immediately due and payable in the amount of 107.333%.

Section 6.03      Other Remedies.

     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, and premium, interest and Liquidated Damages, if any, on, the Notes or to enforce the performance of any provision of the Notes or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04      Waiver of Past Defaults.

     The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under this Indenture except a continuing Default or Event of Default in the payment of the principal of, or premium, interest or Liquidated Damages (if any) on, the Notes.

Section 6.05      Control by Majority.

     Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

Section 6.06      Limitation on Suits.

     A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

     (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

     (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

     (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

     (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

     (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

     A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07      Rights of Holders of Notes to Receive Payment.

     Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of, and premium, interest and Liquidated Damages, if any, on, the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08      Collection Suit by Trustee.

     If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuers for the whole amount of principal of, and premium, interest and Liquidated Damages, if any, remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09      Trustee May File Proofs of Claim.

     The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuers (or any other obligor upon the Notes), their creditors or their property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and

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advances of the Trustee,  its agents and counsel,  and any other amounts due the
Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10      Priorities.

     If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

     First:  to the  Trustee,  its agents and  attorneys  for  amounts due under
Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

     Second: to Holders for amounts due and unpaid on the Notes for principal, premium, interest and Liquidated Damages, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, interest and Liquidated Damages, if any, respectively; and

     Third: to the Issuers or to such party as a court of competent jurisdiction shall direct.

     The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11      Undertaking for Costs.

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

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                                    ARTICLE 7
                                     TRUSTEE

Section 7.01      Duties of Trustee.

     (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

     (b) Except during the continuance of an Event of Default:

               (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

               (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

     (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

               (i) this paragraph does not limit the effect of paragraph (b) of this Section;

               (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

               (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

     (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a),
(b) and (c) of this Section 7.01.

     (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

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

     (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

     (g) Except with respect to Sections 4.01 and 4.04 hereof, the Trustee shall have no duties to inquire as to the performance of the Issuers' covenants in
Article 4 hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 6.01(a) or 6.01(b) hereof; provided, that at the time such Event of Default occurs, the Trustee is the Paying Agent hereunder, or (ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge.

Section 7.02      Rights of Trustee.

     (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

     (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

     (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

     (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

     (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuers shall be sufficient if signed by an Officer of each of the Issuers.

     (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

Section 7.03      Individual Rights of Trustee.

     The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers or any Affiliate of the Issuers with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

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Section 7.04      Trustee's Disclaimer.

     The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuers' use of the proceeds from the Notes or any money paid to the Issuers or upon the Issuers' direction under any provision hereof, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05      Notice of Defaults.

     If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to the Holders of the Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, or premium, interest or Liquidated Damages, if any, on, any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06      Reports by Trustee to Holders of the Notes.

     Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA ss. 313(a) (but if no event described in TIA ss. 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA ss. 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA ss. 313(c).

     A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Issuers and filed with the Commission and each stock exchange on which the Notes are listed in accordance with TIA ss. 313(d). The Issuers shall promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 7.07      Compensation and Indemnity.

     The Issuers shall pay to the Trustee from time to time such compensation as shall be agreed in writing between the Issuers and the Trustee for its acceptance of this Indenture and for its services hereunder. To the extent permitted by law, the Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

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

     The Issuers shall indemnify the Trustee against any and all losses, liabilities, damages, claims or expenses including taxes (other than taxes based on the income of the Trustee) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Issuers (including this Section 7.07) and defending itself against any claim (whether asserted by the Issuers or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Issuers promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuers shall not relieve the Issuers of their obligations hereunder. The Issuers shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Issuers shall pay the reasonable fees and expenses of such counsel. The Issuers need not pay for any settlement made without their consent, which consent shall not be unreasonably withheld.

     The obligations of the Issuers under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

     To secure the Issuers' payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal of and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

     When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(h) or (i) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

     The Trustee shall comply with the provisions of TIA ss. 313(b)(2) to the extent applicable.

Section 7.08      Replacement of Trustee.

     A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

     The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuers. The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuers in writing. The Issuers may remove the Trustee if:

     (a) the Trustee fails to comply with Section 7.10 hereof;

     (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

     (c) a custodian or public officer takes charge of the Trustee or its property; or

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     (d) the Trustee becomes incapable of acting.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.

     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers, or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee, after written request by any Holder who has been a Holder of a Note for at least six months fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to the Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided that all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in
Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this
Section 7.08, the Issuers' obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

Section 7.09      Successor Trustee by Merger, Etc.

     If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 7.10      Eligibility; Disqualification.

     There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50.0 million as set forth in its most recent published annual report of condition.

     This Indenture shall always have a Trustee who satisfies the requirements of TIA ss. 310(a)(1), (2) and (5). The Trustee is subject to TIA ss. 310(b).

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Section 7.11      Preferential Collection of Claims Against the Company.

     The  Trustee  is  subject  to  TIA  ss.  311(a),   excluding  any  creditor
relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.

                                   ARTICLE 8
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01      Option to Effect Legal Defeasance or Covenant Defeasance.

     The Issuers may, at the option of the Management Committee evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02      Legal Defeasance and Discharge.

     Upon the Issuers' exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Issuers shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Issuers shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (i) and (ii) below, and to have satisfied all their other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, and premium, interest and Liquidated Damages (if any) on, the Notes when such payments are due from the trust referred to in Section 8.04 hereof, (ii) the Issuers' obligations with respect to such Notes under Article 2 and Section 4.02 hereof, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder, and the Issuers' obligations in connection therewith and (iv) this
Article 8. Subject to compliance with this Article 8, the Issuers may exercise their option under this Section 8.02 notwithstanding the prior exercise of their option under Section 8.03.

Section 8.03      Covenant Defeasance.

     Upon the Issuers' exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Issuers shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from their obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.16, 4.17, 4.18 and 4.19 hereof with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not

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

be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuers may omit to comply with and shall have no liability in respect of any term condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Issuers' exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(c) through 6.01(g) hereof shall not constitute Events of Default.

Section 8.04      Conditions to Legal or Covenant Defeasance.

     The following  shall be the conditions to the application of either Section
8.02 or 8.03 hereof to the outstanding  Notes:

     In order to exercise either Legal Defeasance or Covenant Defeasance:

               (i) the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, without reinvestment, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, and premium, interest and Liquidated Damages (if any) on, the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Issuers must specify whether the Notes are being defeased to maturity or to a particular redemption date;

               (ii) in the case of an election under Section 8.02 hereof, the Issuers shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that
          (a) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

               (iii) in the case of an election under Section 8.03 hereof, the Issuers shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

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               (iv) no Default or Event of Default  shall have  occurred  and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such
          deposit)  or  insofar  as  Sections   6.01(h)  or  6.01(i)  hereof  is
          concerned, at any time in the period ending on the 91st day after the date of deposit;

               (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Issuers or any of their Subsidiaries is a party or by which the Issuers or any of their Subsidiaries is bound;

               (vi) the Issuers shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors, rights generally;

               (vii) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders of Notes over the other creditors of the Issuers with the intent of defeating, hindering, delaying or defrauding creditors of the Issuers or others; and

               (viii) the Issuers shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05 Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

     Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuers acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, interest and Liquidated Damages, if any, but such money need not be segregated from other funds except to the extent required by law.

     The Issuers shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

     Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuers from time to time upon the request of the Issuers any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(i) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

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Section 8.06      Repayment to the Issuers.

               Any money deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of, or premium, interest or Liquidated Damages, if any, on, any Note and remaining unclaimed for two years after such principal, premium, interest or Liquidated Damages has become due and payable shall be paid to the Issuers on their request or (if then held by the Issuers) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuers cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuers.

Section 8.07      Reinstatement.

     If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers' obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Issuers make any payment of principal of, or premium, interest or Liquidated Damages, if any, on, any Note following the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE 9
                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01      Without Consent of Holders.

         Notwithstanding Section 9.02 hereof, the Issuers and the Trustee may amend or supplement this Indenture, the Guarantees or the Notes, as applicable, without the consent of any Holder:

     (a) to cure any ambiguity, defect or inconsistency;

     (b) to provide for uncertificated Notes in addition to or in place of certificated Notes;

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

     (c) to provide for the assumption of the Issuers' obligations to the Holders of the Notes in the case of a merger or consolidation pursuant to
Section 5.01 hereof;

     (d) to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under this Indenture of any such Holder; or

     (e) to comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act.

     Upon  the  request  of  the  Issuers  accompanied  by a  resolution  of the
Management   Committee   authorizing  the  execution  of  any  such  amended  or
supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee shall join with the Issuers in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02      With Consent of Holders of Notes.

     Except as provided below in this Section 9.02, the Issuers and the Trustee may amend or supplement this Indenture, the Guarantees or the Notes, as applicable, with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, or premium, interest or Liquidated Damages, if any, on, the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Guarantees or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes).

     Upon  the  request  of  the  Issuers  accompanied  by a  resolution  of the
Management Committee authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee shall join with the Issuers in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

     It shall not be necessary for the consent of the Holders under this Section
9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

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

     After an amendment, supplement or waiver under this Section becomes effective, the Issuers shall mail to the Holders of each Note affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuers to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by the Issuers with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

     (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

     (b) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions described in Sections 4.10 and 4.16 hereof);

     (c) reduce the rate of or change the time for payment of interest on any Note;

     (d) waive a Default or Event of Default in the payment of principal of, or premium, interest or Liquidated Damages (if any) on, the Notes (except a rescission of acceleration of the Notes by Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

     (e) make any Note or Guarantee payable in money other than that stated in the Notes;

     (f) make any change in Section 6.04 or 6.07 hereof or in the foregoing amendment and waiver provisions;

     (g) waive a redemption payment with respect to any Note (other than a payment required by the provision described in Sections 4.10 and 4.16 hereof);

     (h) discharge or terminate a Guarantee; or

     (i) make any change in the foregoing amendment and waiver provisions.

     In addition, any amendment to the provisions of Article 10 of this Indenture shall require the consent of the Holders of at least 75% in aggregate principal amount of the Notes then outstanding if such amendment would adversely affect the rights of Holders of Notes.

Section 9.03      Compliance with Trust Indenture Act.

     Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

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Section 9.04      Revocation and Effect of Consents.

     Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

     The Issuers may fix a record date for determining which Holders must consent to such amendment or waiver. If the Issuers fix a record date, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation pursuant to Section 2.05 or
(ii) such other date as the Issuers shall lawfully designate.

Section 9.05      Notation on or Exchange of Notes.

     The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuers in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

     Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06      Trustee to Sign Amendments, Etc.

     The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Issuers may not sign an amendment or supplemental Indenture until the Management Committee approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

                                   ARTICLE 10
                                  SUBORDINATION

Section 10.01     Agreement to Subordinate.

     The Issuers agree, and each Holder by accepting a Note agrees, that the payment of principal of, and premium, interest and Liquidated Damages (if any) on, the Notes is subordinated in right of payment, to the extent and in the manner provided in this Article 10, to the prior payment in full of all Senior Debt (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Debt.

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Section 10.02     Liquidation; Dissolution; Bankruptcy.

     Upon any distribution to creditors of either Issuer in a liquidation or dissolution of such Issuer or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to such Issuer or its property, an assignment for the benefit of creditors or any marshalling of either Issuers' assets and liabilities:

               (1) holders of Senior Debt of such Issuer shall be entitled to receive payment in full of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt) before the Holders of Notes shall be entitled to receive any payment with respect to the Notes (except that Holders of Notes may receive securities that are subordinated at least to the same extent as the Notes to Senior Debt and any securities issued in exchange for Senior Debt and payments made from the trust described in Section 8.04 hereof); and

               (2) until all Obligations with respect to Senior Debt of such Issuer are paid in full, any distribution to which the Holders of Notes would be entitled but for this Article shall be made to the holders of such Senior Debt (except that Holders of Notes may receive securities that are subordinated at least to the same extent as the Notes to Senior Debt and any securities issued in exchange for Senior Debt and payments made from the trust described in Section 8.04 hereof).

Section 10.03     Default on Designated Senior Debt.

     The Issuers may not make any payment upon or in respect of the Notes and may not offer to repurchase Notes (other than securities that are subordinated to the same extent as the Notes to Senior Debt and any securities issued in exchange for Senior Debt and payments made from the trust described in Section
8.04 hereof) if:

               (i) a default in the payment of the principal of, or premium or interest on, or fees or other amounts owing with respect to, Designated Senior Debt occurs and is continuing beyond any applicable period of grace; or

               (ii) any other default occurs and is continuing with respect to Designated Senior Debt that permits holders of the Designated Senior Debt as to which such default relates to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from the Issuers or the holders of any Designated Senior Debt.

         Payments on the Notes may and shall be resumed:

               (a) in the case of default referred to in Section 10.03(i), upon the date on which such default is cured or waived, and

               (b) in case of a default referred to in Section 10.03(ii), upon the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated.

     No new period of payment blockage may be commenced unless and until 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice.

Section 10.04     Acceleration of Notes.

     The Issuers shall promptly notify holders of Senior Debt of the receipt of an acceleration notice following an Event of Default.

Section 10.05     When Distribution Must Be Paid Over.

     In the event that the Trustee or any Holder receives any payment of any Obligations with respect to the Notes at a time when the Trustee or such Holder, as applicable, has actual knowledge that such payment is prohibited by Section
10.03 hereof, such payment shall be held by the Trustee or such Holder, in trust for the benefit of and, upon written request, shall be paid forthwith over and delivered to, the holders of Senior Debt as their interests may appear or their Representative under the indenture or other agreement (if any) pursuant to which Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all obligations with respect to Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

     With respect to the holders of Senior Debt, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 10, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Issuers or any other Person money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article 10, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

Section 10.06     Notice By The Issuers.

     The Issuers shall promptly notify the Trustee and the Paying Agent of any facts known to the Issuers that would cause a payment of any Obligations with respect to the Notes to violate this Article 10, but failure to give such notice shall not affect the subordination of the Notes to the Senior Debt as provided in this Article 10.

Section 10.07     Subrogation.

     After all Senior Debt is irrevocably paid in full in cash or cash equivalents reasonably satisfactory to the holders thereof and until the Notes are paid in full, Holders shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Notes) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Holders have been applied to the payment of Senior Debt. A distribution made under this Article to holders of Senior Debt that otherwise would have been made to Holders is not, as between the Issuers and Holders, a payment by the Issuers on the Notes.

Section 10.08     Relative Rights.

     This Article defines the relative rights of Holders and holders of Senior Debt. Nothing in this Indenture shall:

               (1) impair, as between the Issuers and Holders, the obligation of the Issuers, which is absolute and unconditional, to pay principal of and interest on the Notes in accordance with their terms;

               (2) affect the relative rights of Holders and creditors of the Issuers other than their rights in relation to holders of Senior Debt; or

               (3) prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to Holders.

     If the Issuers fail because of this Article 10 to pay principal of or interest on a Note on the due date, the failure is still a Default or Event of Default.

Section 10.09     Subordination May Not Be Impaired by the Issuers.

     No right of any holder of Senior Debt to enforce the subordination of the Debt evidenced by the Notes shall be impaired by any act or failure to act by the Issuers or any Holder or by the failure of the Issuers or any Holder to comply with this Indenture.

Section 10.10     Distribution or Notice to Representative.

     Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative.

     Upon any payment or distribution of assets of the Issuers referred to in this Article 10, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of Senior Debt and other Indebtedness of the Issuers, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.

Section 10.11     Rights of Trustee and Paying Agent.

     Notwithstanding the provisions of this Article 10 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless the Trustee shall have received at its Corporate Trust Office at least five Business Days prior to the date of such payment written notice of facts that would cause the payment of any obligations with respect to the Notes to violate this Article. Only the Issuers or a Representative may give the notice. Nothing in this Article 10 shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof.

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

     The Trustee shall be entitled to rely on the delivery to it of a written notice by a person representing himself to be a holder of Senior Debt (or a Representative of such holder) to establish that such notice has been given by a holder of Senior Debt (or a Representative of any such holder). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article 10, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such person under this Article 10, and if such evidence is not furnished, the Trustee may defer any payment which it may be required to make for the benefit of such person pursuant to the terms of this Indenture pending judicial determination as to the rights of such person to receive such payment.

     The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

Section 10.12     Authorization to Effect Subordination.

     Each Holder of a Note by the Holder's acceptance thereof authorizes and directs the Trustee on the Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this
Article 10, and appoints the Trustee to act as the Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section
6.09 hereof at least 30 days before the expiration of the time to file such claim, the agents of the lenders under the Senior Credit Agreement are hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes.

Section 10.13     Amendments.

     The provisions of this Article 10 shall not be amended or modified without the written consent of the holders of all Senior Debt.

                                   ARTICLE 11
                                  MISCELLANEOUS

Section 11.01     Trust Indenture Act Controls.

     If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA ss. 318(c), the imposed duties shall control.

Section 11.02     Notices.

     Any notice or communication by the Issuers or the Trustee to the others is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

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

                  If to the Issuers:

                           Remington Products Company
                           60 Main Street
                           Bridgeport, Connecticut  06604
                           Telecopier No.:       (203) 366-7707
                           Telephone No.:        (203) 367-4400
                           Attention:  General Counsel

                  With a copy to:

                           Kirkland & Ellis
                           Citigroup Center
                           153 East 53rd Street
                           New York, NY  10022
                           Telecopier No.:       (212) 446-4900
                           Telephone No.:        (212) 446-4800
                           Attention:  Joshua N. Korff

                  If to the Trustee:
                           The Bank of New York
                           101 Barclay Street
                           Floor 21 West
                           New York, NY  10286
                           Telecopier No.:       (212) 815-5915
                           Telephone No.:        (212) 815-5084
                           Attention:  Geovanni Barris

     The Issuers or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

     All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

     Any notice or communication to a Holder shall be mailed by first class mail, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA ss. 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

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

     If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

     If the Issuers mail a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 11.03     Communication by Holders of Notes With Other Holders of Notes.

     Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuers, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

Section 11.04     Certificate and Opinion as to Conditions Precedent.

     Upon any request or application by the Issuers to the Trustee to take any action under this Indenture, the Issuers shall furnish to the Trustee:

     (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

     (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 11.05     Statements Required in Certificate or Opinion.

     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA ss. 314(a)(4)) shall comply with the provisions of TIA ss. 314(e) and shall include:

     (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

     (b) a brief  statement  as to the  nature and scope of the  examination  or
investigation   upon  which  the  statements  or  opinions   contained  in  such
certificate or opinion are based;

     (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

     (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 11.06     Rules by Trustee and Agents.

     The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 11.07 No Personal Liability of Directors, Officers, Employees, Partners and Stockholders.

     No past, present or future director, officer, employee, incorporator, partner or stockholder of the Issuers, as such, shall have any liability for any obligations of the Issuers under the Notes or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 11.08     Governing Law.

     THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NOTES.

Section 11.09     No Adverse Interpretation of Other Agreements.

     This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuers or their Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 11.10     Successors.

     All agreements of the Issuers in this Indenture and the Notes shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 11.11     Severability.

     In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.12     Counterpart Originals.

     The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 11.13     Table of Contents, Headings, Etc.

     The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                         [Signatures on following page]

                                   SIGNATURES


Dated as of April 18, 2001                 REMINGTON PRODUCTS COMPANY, L.L.C.

                                           By:_______________________________
                                              Name:
                                              Title:


Dated as of April 18, 2001                 REMINGTON CAPITAL CORP.

                                           By:_______________________________
                                              Name:
                                              Title:


Dated as of April 18, 2001                 THE BANK OF NEW YORK

                                           Trustee

                                           By:_______________________________
                                              Name:
                                              Title:

                                   EXHIBIT A-1

                                  FORM OF NOTE
------------------------------------------------------------------------------

                         [REMAINDER INTENTIONALLY BLANK]


                                     A-1-1

                 FORM OF 11% SERIES C SENIOR SUBORDINATED NOTES

==============================================================================
                 11% Series C Senior Subordinated Notes due 2006

                                                         CUSIP NO.:___________
                                                                   $[---------]
No. [___]

                       REMINGTON PRODUCTS COMPANY, L.L.C.
                            REMINGTON CAPITAL CORP.,

promises to pay to [__________]

or registered assigns,

the principal sum of [_________] Dollars ($[_________]) on May 15, 2006.

Interest Payment Dates:  May 15 and November 15.

Record Dates:  May 1 and November 1.

                                      Dated:  April 18, 2001

                                      REMINGTON PRODUCTS COMPANY, L.L.C.

                                      By:  ____________________________________
                                           Name:
                                           Title:

                                      By:  _____________________________________
                                           Name:
                                           Title:

                                                          [SEAL]

This is one of the Notes referred           REMINGTON CAPITAL CORP.
to in the within-mentioned
Indenture:
                                      By: ____________________________________
The Bank of New York,                     Name:
as Trustee                                Title:


By:  ___________________              By:  ____________________________________
      Authorized Signatory                 Name:
                                           Title:

                                                                       [SEAL]

                                     A-1-2

                                [Back of Note]

                 11% Series C Senior Subordinated Notes due 2006

     Unless and until it is exchanged in whole or in part for Notes in definitive form, this Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) ("DTC") to the Issuers (as defined below) or their agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

     [INSERT THE GLOBAL NOTE LEGEND, IF APPLICABLE PURSUANT TO THE TERMS OF THE INDENTURE]

     THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE
ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUERS THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT

                                     A-1-3

OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUERS SO REQUEST), (2) TO THE ISSUERS, (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

     Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

     1. Interest. Remington Products Company, L.L.C, a Delaware limited liability company (the "Company"), and Remington Capital Corp., a Delaware corporation ("Capital" and, together with the Company, the "Issuers") promise to pay interest on the principal amount of this Note at the rate of 11% per annum from April 18, 2001 until maturity (including any additional interest required to be paid pursuant to the provisions of the Registration Rights Agreement). The Issuers will pay interest semi-annually in arrears on May 15 and November 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be May 15, 2001. The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect. The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

     2. Maturity. The Notes mature on May 15, 2006.

     3. Method of Payment. The Issuers will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the May 1 or November 1 immediately preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.13 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, interest and Liquidated Damages, if any, at the office or agency of the Issuers maintained for such purpose or, at the option of the Issuers, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire

                                     A-1-4
transfer of immediately available funds will be required with respect to principal of, and premium, interest and Liquidated Damages (if any) on, all Global Notes and all other Notes the Holders of which shall have provided appropriate wire transfer instructions to the Company or the Paying Agent. Until otherwise designated by the Issuers, the Issuers' office or agency will be the office of the Trustee maintained for such purpose. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

     4. Paying Agent and Registrar. Initially, The Bank of New York, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Issuers or any of their Restricted Subsidiaries may act in any such capacity.

     5. Indenture. The Issuers issued the Notes under an Indenture dated as of April 18, 2001 (the "Indenture") among the Issuers and the Trustee. The terms of the Notes include those stated in the Indenture and those made a part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb) (the "TIA"). The Notes are subject to all such terms and Holders are referred to the Indenture and the TIA for a statement of such terms. The Notes are general unsecured obligations of the Issuers and are not limited in aggregate principal amount.

     6. Subordination. The payment of principal of, and premium, interest and Liquidated Damages (if any) on, the Notes shall be subordinated in right of payment as set forth in the Indenture, to the prior payment in full of all Senior Debt, whether outstanding on the date of the Indenture or thereafter incurred.

     7. Optional Redemption. The Issuers shall not have the option to redeem the Notes prior to May 15, 2001. Thereafter, the Issuers shall have the option to redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the applicable redemption date, if redeemed during the twelve-month period beginning on May 15 of the years indicated below:

 Year                                                               Percentage

 2001 ................................................              105.500%
 2002 ................................................              103.667%
 2003 ................................................              101.833%
 2004 and thereafter .................................              100.000%

     8. Mandatory Redemption. Except as set forth in paragraph 9 below, the Issuers shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

     9. Repurchase at the Option of Holders. If there is a Change of Control, the Issuers shall be required to make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Issuers shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required in the Indenture. Prior to the commencement of a Change of Control Offer, but in any event within 90 days after the occurrence of a Change of Control, the Issuers shall (i) to the extent then required to be

                                     A-1-5
repaid, repay in full all outstanding Senior Debt, or (ii) obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of Notes as provided in Section 4.16 of the Indenture. The Issuers shall first comply with the requirements of the preceding sentence before they shall be required to repurchase Notes pursuant to Section 4.16 of the Indenture.

     If the Issuers or a Restricted Subsidiary consummates any Asset Sales, within five Business Days of each date on which the aggregate amount of Excess Proceeds accumulated since May 23, 1996 exceeds $5.0 million, the Issuers shall be required to make an offer to all Holders of Notes (an "Asset Sale Offer") pursuant to Section 4.10 of the Indenture to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes (subject to the restrictions of the Indenture). If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Issuers prior to any related purchase date and may elect to have such Notes purchased by completing the form titled "Option of Holder to Elect Purchase" on the reverse of the Notes.

     10. Notice of Redemption. Notice of redemption shall be mailed by first class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. Notes may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date, interest ceases to accrue on Notes or portions thereof called for redemption.

     11. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuers need not exchange or register the transfer of any Notes for a period of 15 days before the date on which a notice of redemption is mailed or during the period between a record date and the corresponding Interest Payment Date.

     12. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

                                     A-1-6

     13. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of or tender offer or exchange offer for, Notes), and any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, or premium, interest or Liquidated Damages (if any) on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consent obtained in connection with a purchase of or tender offer or exchange for Notes). Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for the assumption of the Issuers' obligations to the Holders of the Notes in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

     14. Defaults and Remedies. Events of Default include: (i) the failure by the Issuers to pay interest or Liquidated Damages on any of the Notes when the same becomes due and payable and the continuance of any such failure for 30 days (whether or not prohibited by Article 10 of the Indenture); (ii) the failure by the Issuers to pay principal of or premium, if any, on the Notes (whether or not prohibited by Article 10 of the Indenture); (iii) the failure by the Issuers to comply with any of the provisions of Sections 4.07, 4.09, 4.10, or 4.16 of the Indenture; (iv) the failure by the Issuers for 30 days after notice to comply with any of their other agreements in the Indenture or the Notes; (v) an event of default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuers or any of their Restricted Subsidiaries (or the payment of which is guaranteed by the Issuers or any of their Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default (a) is caused by a failure to pay principal of, or premium, if any, or interest, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more; (vi) the failure by the Issuers or any of their Restricted Subsidiaries to pay final non-appealable judgments aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (vii) any Guarantee of a Guarantor is held in a judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirm its obligations under its Guarantee; and (viii) certain events of bankruptcy or insolvency with respect to the Issuers, any of their Significant Subsidiaries, or any group of Subsidiaries that, considered together, would constitute a Significant Subsidiary. The Trustee must, within 90 days after the occurrence of a Default or Event of Default, give to the Holders notice of all uncured Defaults or Events of Default known to it; provided that, except in the case of

                                     A-1-7
a Default or Event of Default in payment of any Note, the Trustee may withhold such notice if a committee of its Responsible Officers in good faith determines that the withholding of such notice is in the interest of the Holders. The Issuers are required to furnish annually to the Trustee a certificate as to their compliance with the terms of the Indenture.

     15. Trustee Dealings With Company. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers or any Affiliate of the Issuers, with the same rights it would have if it were not Trustee.

     16. No Recourse Against Others. No past, present or future director, officer, employee, incorporator, partner or stockholder of the Issuers, as such, shall have any liability for any obligations of the Issuers under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

     17. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

     18. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     19. Additional Rights of Holders of Transfer Restricted Securities. In addition to the rights provided to Holders of the Notes under the Indenture, Holders of Transferred Restricted Securities shall have all the rights set forth in the Registration Rights Agreement dated as of April 18, 2001 among the Issuers and the parties named on the signature pages thereof (the "Registration Rights Agreement").

     20. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to the Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

     21. GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THE INDENTURE AND THE NOTES.

     The Issuers shall furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

         Remington Products Company
         60 Main Street
         Bridgeport, Connecticut 06604
         Attention:  General Counsel

                                     A-1-8

                         [REMAINDER INTENTIONALLY BLANK]




















                                     A-1-9

                                 ASSIGNMENT FORM

     To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to


                  (Insert assignee's soc. sec. or tax I.D. no.)


              (Print or type assignee's name, address and zip code)

and irrevocably appoint
                        -------------------------------------------------

     to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

Date:

     Your Signature:
                    -------------------------------------------------
                    (Sign exactly as your name appears on the face of this Note)

     Signature Guarantee*:
                          -------------------------------------------
       OPTION OF HOLDER TO ELECT PURCHASE

     If you want to elect to have this Note purchased by the Issuers pursuant to
Section 4.10 or 4.16 of the Indenture, check the box below:

              | _ |  Section 4.10           | _ |  Section 4.16

     If you want to elect to have only part of the Note purchased by the Issuers pursuant to Section 4.10 or Section 4.16 of the Indenture, state the amount you elect to have purchased:

$------------

Date:     Your Signature:
                         -----------------------------------------------------
                         (Sign exactly as your name appears on the Note)

          Tax Identification No.:
                                 ---------------------------------------------

          Signature Guarantee*:
                                 ---------------------------------------------


--------------------
* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                     A-1-10

                SCHEDULE OF EXCHANGES OF INTERESTS IN GLOBAL NOTE

     The following exchanges with respect to a part of this Global Note for have been made:

                                                                          Principal Amount of
                                                                           this Global Note         Signature of
                           Amount of decrease    Amount of increase in      following such      authorized signatory
                           in Principal Amount    Principal Amount of        decrease (or        of Trustee or Note
    Date of Exchange       of this Global Note      this Global Note           increase)              Custodian
    ----------------       -------------------   ---------------------    -------------------   ---------------------
















                                     A-1-11

                 FORM OF 11% SERIES D SENIOR SUBORDINATED NOTES
=============================================================================
                 11% Series D Senior Subordinated Notes due 2006

                                                        CUSIP NO.:___________
                                                               [$------------]
No. [___]

                       REMINGTON PRODUCTS COMPANY, L.L.C.
                            REMINGTON CAPITAL CORP.,

promises to pay to [____________]

or registered assigns,

the principal sum of [____________] Million Dollars ($[___________]) on May 15, 2006.

Interest Payment Dates:  May 15 and November 15.

Record Dates:  May 1 and November 1.

                                     Dated:  ______________, 2001

                                     REMINGTON PRODUCTS COMPANY, L.L.C.

                                     By:  ____________________________________
                                          Name:
                                          Title:


                                     By:  _____________________________________
                                          Name:
                                          Title:


                                                 [SEAL]


This is one of the Notes referred           REMINGTON CAPITAL CORP.
to in the within-mentioned
Indenture:
                                     By: ____________________________________
The Bank of New York,                    Name:
as Trustee                               Title:

By:  ___________________
     Authorized Signatory            By:  ___________________________________
                                          Name:
                                          Title:


                                                 [SEAL]


                                     A-1-12

                                 [Back of Note]

                 11% Series D Senior Subordinated Notes due 2006

     Unless and until it is exchanged in whole or in part for Notes in definitive form, this Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) ("DTC") to the Issuers (as defined below) or their agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

     [INSERT THE GLOBAL NOTE LEGEND, IF APPLICABLE PURSUANT TO THE TERMS OF THE INDENTURE]

     Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

     1. Interest. Remington Products Company, L.L.C, a Delaware limited liability company (the "Company"), and Remington Capital Corp., a Delaware corporation ("Capital" and, together with the Company, the "Issuers") promise to pay interest on the principal amount of this Note at the rate of 11% per annum from [_________, 2001] until maturity (including any additional interest required to be paid pursuant to the provisions of the Registration Rights Agreement). The Issuers will pay interest semi-annually in arrears on May 15 and November 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be November 15, 2001. The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect. The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

     2. Maturity. The Notes mature on May 15, 2006.

                                     A-1-13

     3. Method of Payment. The Issuers will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the May 1 or November 1 immediately preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.13 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, interest and Liquidated Damages, if any, at the office or agency of the Issuers maintained for such purpose or, at the option of the Issuers, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of, and premium, interest and Liquidated Damages (if any) on, all Global Notes and all other Notes the Holders of which shall have provided appropriate wire transfer instructions to the Company or the Paying Agent. Until otherwise designated by the Issuers, the Issuers' office or agency will be the office of the Trustee maintained for such purpose. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

     4. Paying Agent and Registrar. Initially, The Bank of New York, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Issuers or any of their Restricted Subsidiaries may act in any such capacity.

     5. Indenture. The Issuers issued the Notes under an Indenture dated as of April 18, 2001 (the "Indenture") among the Issuers and the Trustee. The terms of the Notes include those stated in the Indenture and those made a part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb) (the "TIA"). The Notes are subject to all such terms and Holders are referred to the Indenture and the TIA for a statement of such terms. The Notes are general unsecured obligations of the Issuers and are not limited in aggregate principal amount.

     6. Subordination. The payment of principal of, and premium, interest and Liquidated Damages (if any) on, the Notes shall be subordinated in right of payment as set forth in the Indenture, to the prior payment in full of all Senior Debt, whether outstanding on the date of the Indenture or thereafter incurred.

     7. Optional Redemption. The Issuers shall not have the option to redeem the Notes prior to May 15, 2001. Thereafter, the Issuers shall have the option to redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the applicable redemption date, if redeemed during the twelve-month period beginning on May 15 of the years indicated below:

                                     A-1-14

  Year                                                              Percentage

  2001 ....................................................          105.500%
  2002 ....................................................          103.667%
  2003 ....................................................          101.833%
  2004 and thereafter .....................................          100.000%

     8. Mandatory Redemption. Except as set forth in paragraph 9 below, the Issuers shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

     9. Repurchase at the Option of Holders. If there is a Change of Control, the Issuers shall be required to make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Issuers shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required in the Indenture. Prior to the commencement of a Change of Control Offer, but in any event within 90 days after the occurrence of a Change of Control, the Issuers shall (i) to the extent then required to be repaid, repay in full all outstanding Senior Debt, or (ii) obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of Notes as provided in Section 4.16 of the Indenture. The Issuers shall first comply with the requirements of the preceding sentence before they shall be required to repurchase Notes pursuant to Section 4.16 of the Indenture.

               (a) If the Issuers or a Restricted Subsidiary consummates any Asset Sales, within five Business Days of each date on which the aggregate amount of Excess Proceeds accumulated since May 23, 1996 exceeds $5.0 million, the Issuers shall be required to make an offer to all Holders of Notes (an "Asset Sale Offer") pursuant to Section
          4.10 of the Indenture to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes (subject to the restrictions of the Indenture). If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Issuers prior to any related purchase date and may elect to have such Notes purchased by completing the form titled "Option of Holder to Elect Purchase" on the reverse of the Notes.

     10. Notice of Redemption. Notice of redemption shall be mailed by first class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note

                                     A-1-15
shall state the portion of the principal amount thereof to be redeemed. Notes may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date, interest ceases to accrue on Notes or portions thereof called for redemption.

     11. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuers need not exchange or register the transfer of any Notes for a period of 15 days before the date on which a notice of redemption is mailed or during the period between a record date and the corresponding Interest Payment Date.

     12. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

     13. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of or tender offer or exchange offer for, Notes), and any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, or premium, interest or Liquidated Damages (if any) on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consent obtained in connection with a purchase of or tender offer or exchange for Notes). Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for the assumption of the Issuers' obligations to the Holders of the Notes in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

     14. Defaults and Remedies. Events of Default include: (i) the failure by the Issuers to pay interest or Liquidated Damages on any of the Notes when the same becomes due and payable and the continuance of any such failure for 30 days (whether or not prohibited by Article 10 of the Indenture); (ii) the failure by the Issuers to pay principal of or premium, if any, on the Notes (whether or not prohibited by Article 10 of the Indenture); (iii) the failure by the Issuers to comply with any of the provisions of Sections 4.07, 4.09, 4.10, or 4.16 of the Indenture; (iv) the failure by the Issuers for 30 days after notice to comply with any of their other agreements in the Indenture or the Notes; (v) an event of default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuers or any of their Restricted Subsidiaries (or the

                                     A-1-16
payment of which is guaranteed by the Issuers or any of their Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default (a) is caused by a failure to pay principal of, or premium, if any, or interest, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more; (vi) the failure by the Issuers or any of their Restricted Subsidiaries to pay final non-appealable judgments aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (vii) any Guarantee of a Guarantor is held in a judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirm its obligations under its Guarantee; and (viii) certain events of bankruptcy or insolvency with respect to the Issuers, any of their Significant Subsidiaries, or any group of Subsidiaries that, considered together, would constitute a Significant Subsidiary. The Trustee must, within 90 days after the occurrence of a Default or Event of Default, give to the Holders notice of all uncured Defaults or Events of Default known to it; provided that, except in the case of a Default or Event of Default in payment of any Note, the Trustee may withhold such notice if a committee of its Responsible Officers in good faith determines that the withholding of such notice is in the interest of the Holders. The Issuers are required to furnish annually to the Trustee a certificate as to their compliance with the terms of the Indenture.

     15. Trustee Dealings With Company. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers or any Affiliate of the Issuers, with the same rights it would have if it were not Trustee.

     16. No Recourse Against Others. No past, present or future director, officer, employee, incorporator, partner or stockholder of the Issuers, as such, shall have any liability for any obligations of the Issuers under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

     17. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

     18. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     19. Additional Rights of Holders of Transfer Restricted Securities. In addition to the rights provided to Holders of the Notes under the Indenture, Holders of Transferred Restricted Securities shall have all the rights set forth in the Registration Rights Agreement dated as of April 18, 2001 among the Issuers and the parties named on the signature pages thereof (the "Registration Rights Agreement").

                                     A-1-17

     20. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to the Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

     21. GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THE INDENTURE AND THE NOTES.

     The Issuers shall furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

         Remington Products Company
         60 Main Street
         Bridgeport, Connecticut 06604
         Attention:  General Counsel


                         [REMAINDER INTENTIONALLY BLANK]






                                     A-1-18

                                 ASSIGNMENT FORM

     To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to


                  (Insert assignee's soc. sec. or tax I.D. no.)


              (Print or type assignee's name, address and zip code)

and irrevocably appoint
                        -------------------------------------------------------

     to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

Date:

               Your Signature:
                              -------------------------------------------------
                (Sign exactly as your name appears on the face of this Note)

               Signature Guarantee*:
                                    -------------------------------------------
                 OPTION OF HOLDER TO ELECT PURCHASE

     If you want to elect to have this Note purchased by the Issuers pursuant to
Section 4.10 or 4.16 of the Indenture, check the box below:

            | _ |  Section 4.10                | _ |  Section 4.16

     If you want to elect to have only part of the Note purchased by the Issuers pursuant to Section 4.10 or Section 4.16 of the Indenture, state the amount you elect to have purchased:

$------------

Date:          Your Signature:
                              -------------------------------------------------
                (Sign exactly as your name appears on the Note)

               Tax Identification No.:
                                      -----------------------------------------

               Signature Guarantee*:
                                      -----------------------------------------

--------------------
* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                     A-1-19

                SCHEDULE OF EXCHANGES OF INTERESTS IN GLOBAL NOTE

     The following exchanges with respect to a part of this Global Note for have been made:


                                                                        Principal Amount of
                                                                           this Global Note         Signature of
                           Amount of decrease    Amount of increase in      following such      authorized signatory
                           in Principal Amount    Principal Amount of        decrease (or        of Trustee or Note
    Date of Exchange       of this Global Note      this Global Note           increase)              Custodian
    ----------------       -------------------   ----------------------  -------------------    ---------------------







                                     A-1-20

                                   EXHIBIT A-2
                   FORM OF REGULATION S TEMPORARY GLOBAL NOTE
------------------------------------------------------------------------------


                         [REMAINDER INTENTIONALLY BLANK]

















                                     A-2-1

                   FORM OF REGULATION S TEMPORARY GLOBAL NOTE

==============================================================================
                 11% Series C Senior Subordinated Notes due 2006

                                                        CUSIP NO.:___________
                                                                 $[---------]
No. [___]

                       REMINGTON PRODUCTS COMPANY, L.L.C.
                            REMINGTON CAPITAL CORP.,

promises to pay to [__________]

or registered assigns,

the principal sum of [_________] Dollars ($[_________]) on May 15, 2006.

Interest Payment Dates:  May 15 and November 15.

Record Dates:  May 1 and November 1.

                                      Dated:  April 18, 2001

                                      REMINGTON PRODUCTS COMPANY, L.L.C.

                                      By:  ____________________________________
                                           Name:
                                           Title:

                                      By:  ____________________________________
                                           Name:
                                           Title:

                                                          [SEAL]

This is one of the Notes referred     REMINGTON CAPITAL CORP.
to in the within-mentioned
Indenture:
                                      By: _____________________________________
The Bank of New York,                     Name:
as Trustee                                Title:

By:  ___________________
     Authorized Signatory             By:  ____________________________________
                                           Name:
                                           Title:

                                                          [SEAL]
                                     A-2-2

                                 [Back of Note]

                 11% Series C Senior Subordinated Notes due 2006

     THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.

     UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE
ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION. THE HOLDER OF

                                     A-2-3

THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUERS THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUERS SO REQUEST), (2) TO THE ISSUERS, (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

     Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

     1. Interest. Remington Products Company, L.L.C, a Delaware limited liability company (the "Company"), and Remington Capital Corp., a Delaware corporation ("Capital" and, together with the Company, the "Issuers") promise to pay interest on the principal amount of this Note at the rate of 11% per annum from April 18, 2001 until maturity (including any additional interest required to be paid pursuant to the provisions of the Registration Rights Agreement). The Issuers will pay interest semi-annually in arrears on May 15 and November 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be May 15, 2001. The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect. The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

     Until this Regulation S Temporary Global Note is exchanged for one or more Regulation S Permanent Global Notes, the Holder hereof shall not be entitled to receive payments of interest hereon; until so exchanged in full, this Regulation S Temporary Global Note shall in all other respects be entitled to the same benefits as other Notes under the Indenture.

     2. Maturity. The Notes mature on May 15, 2006.

     3. Method of Payment. The Issuers will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the

                                     A-2-4
close of business on the May 1 or November 1 immediately preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.13 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, interest and Liquidated Damages, if any, at the office or agency of the Issuers maintained for such purpose or, at the option of the Issuers, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of, and premium, interest and Liquidated Damages (if any) on, all Global Notes and all other Notes the Holders of which shall have provided appropriate wire transfer instructions to the Company or the Paying Agent. Until otherwise designated by the Issuers, the Issuers' office or agency will be the office of the Trustee maintained for such purpose. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

     4. Paying Agent and Registrar. Initially, The Bank of New York, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Issuers or any of their Restricted Subsidiaries may act in any such capacity.

     5. Indenture. The Issuers issued the Notes under an Indenture dated as of April 18, 2001 (the "Indenture") among the Issuers and the Trustee. The terms of the Notes include those stated in the Indenture and those made a part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb) (the "TIA"). The Notes are subject to all such terms and Holders are referred to the Indenture and the TIA for a statement of such terms. The Notes are general unsecured obligations of the Issuers and are not limited in aggregate principal amount.

     6. Subordination. The payment of principal of, and premium, interest and Liquidated Damages (if any) on, the Notes shall be subordinated in right of payment as set forth in the Indenture, to the prior payment in full of all Senior Debt, whether outstanding on the date of the Indenture or thereafter incurred.

     7. Optional Redemption. The Issuers shall not have the option to redeem the Notes prior to May 15, 2001. Thereafter, the Issuers shall have the option to redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the applicable redemption date, if redeemed during the twelve-month period beginning on May 15 of the years indicated below:

  Year                                                              Percentage

  2001 ................................................              105.500%
  2002 ................................................              103.667%
  2003 ................................................              101.833%
  2004 and thereafter .................................              100.000%

                                     A-2-5

     8. Mandatory Redemption. Except as set forth in paragraph 9 below, the Issuers shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

     9. Repurchase at the Option of Holders. If there is a Change of Control, the Issuers shall be required to make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Issuers shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required in the Indenture. Prior to the commencement of a Change of Control Offer, but in any event within 90 days after the occurrence of a Change of Control, the Issuers shall (i) to the extent then required to be repaid, repay in full all outstanding Senior Debt, or (ii) obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of Notes as provided in Section 4.16 of the Indenture. The Issuers shall first comply with the requirements of the preceding sentence before they shall be required to repurchase Notes pursuant to Section 4.16 of the Indenture.

     If the Issuers or a Restricted Subsidiary consummates any Asset Sales, within five Business Days of each date on which the aggregate amount of Excess Proceeds accumulated since May 23, 1996 exceeds $5.0 million, the Issuers shall be required to make an offer to all Holders of Notes (an "Asset Sale Offer") pursuant to Section 4.10 of the Indenture to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes (subject to the restrictions of the Indenture). If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Issuers prior to any related purchase date and may elect to have such Notes purchased by completing the form titled "Option of Holder to Elect Purchase" on the reverse of the Notes.

     10. Notice of Redemption. Notice of redemption shall be mailed by first class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. Notes may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date, interest ceases to accrue on Notes or portions thereof called for redemption.

     11. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in

                                     A-2-6
the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuers need not exchange or register the transfer of any Notes for a period of 15 days before the date on which a notice of redemption is mailed or during the period between a record date and the corresponding Interest Payment Date.

     This Regulation S Temporary Global Note is exchangeable in whole or in part for one or more Global Notes only (i) on or after the termination of the 40-day restricted period (as defined in Regulation S) and (ii) upon presentation of certificates (accompanied by an Opinion of Counsel, if applicable) required by
Article 2 of the Indenture. Upon exchange of this Regulation S Temporary Global Note for one or more Global Notes, the Trustee shall cancel this Regulation S Temporary Global Note.

     12. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

     13. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of or tender offer or exchange offer for, Notes), and any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, or premium, interest or Liquidated Damages (if any) on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consent obtained in connection with a purchase of or tender offer or exchange for Notes). Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for the assumption of the Issuers' obligations to the Holders of the Notes in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

     14. Defaults and Remedies. Events of Default include: (i) the failure by the Issuers to pay interest or Liquidated Damages on any of the Notes when the same becomes due and payable and the continuance of any such failure for 30 days (whether or not prohibited by Article 10 of the Indenture); (ii) the failure by the Issuers to pay principal of or premium, if any, on the Notes (whether or not prohibited by Article 10 of the Indenture); (iii) the failure by the Issuers to comply with any of the provisions of Sections 4.07, 4.09, 4.10, or 4.16 of the Indenture; (iv) the failure by the Issuers for 30 days after notice to comply with any of their other agreements in the Indenture or the Notes; (v) an event of default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuers or any of their Restricted Subsidiaries (or the payment of which is guaranteed by the Issuers or any of their Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created

                                     A-2-7
after the date of the Indenture, which default (a) is caused by a failure to pay principal of, or premium, if any, or interest, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more; (vi) the failure by the Issuers or any of their Restricted Subsidiaries to pay final non-appealable judgments aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (vii) any Guarantee of a Guarantor is held in a judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirm its obligations under its Guarantee; and (viii) certain events of bankruptcy or insolvency with respect to the Issuers, any of their Significant Subsidiaries, or any group of Subsidiaries that, considered together, would constitute a Significant Subsidiary. The Trustee must, within 90 days after the occurrence of a Default or Event of Default, give to the Holders notice of all uncured Defaults or Events of Default known to it; provided that, except in the case of a Default or Event of Default in payment of any Note, the Trustee may withhold such notice if a committee of its Responsible Officers in good faith determines that the withholding of such notice is in the interest of the Holders. The Issuers are required to furnish annually to the Trustee a certificate as to their compliance with the terms of the Indenture.

     15. Trustee Dealings With Company. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers or any Affiliate of the Issuers, with the same rights it would have if it were not Trustee.

     16. No Recourse Against Others. No past, present or future director, officer, employee, incorporator, partner or stockholder of the Issuers, as such, shall have any liability for any obligations of the Issuers under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

     17. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

     18. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     19. Additional Rights of Holders of Transfer Restricted Securities. In addition to the rights provided to Holders of the Notes under the Indenture, Holders of Transferred Restricted Securities shall have all the rights set forth in the Registration Rights Agreement dated as of April 18, 2001 among the Issuers and the parties named on the signature pages thereof (the "Registration Rights Agreement").

                                     A-2-8

     20. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to the Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

     21. GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THE INDENTURE AND THE NOTES.

     The Issuers shall furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

         Remington Products Company
         60 Main Street
         Bridgeport, Connecticut 06604
         Attention:  General Counsel


                         [REMAINDER INTENTIONALLY BLANK]



                                     A-2-9

                                 ASSIGNMENT FORM

     To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to


                  (Insert assignee's soc. sec. or tax I.D. no.)


              (Print or type assignee's name, address and zip code)

and irrevocably appoint
                        ------------------------------------------------------

     to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

Date:

                Your Signature:
                               -----------------------------------------------
                 (Sign exactly as your name appears on the face of this Note)

                Signature Guarantee*:
                                     ------------------------------------------
                 OPTION OF HOLDER TO ELECT PURCHASE

     If you want to elect to have this Note purchased by the Issuers pursuant to
Section 4.10 or 4.16 of the Indenture, check the box below:

         | _ |  Section 4.10                     | _ |  Section 4.16

     If you want to elect to have only part of the Note purchased by the Issuers pursuant to Section 4.10 or Section 4.16 of the Indenture, state the amount you elect to have purchased:

$------------

Date:           Your Signature:
                               ------------------------------------------------
                 (Sign exactly as your name appears on the Note)

                Tax Identification No.:
                                       ----------------------------------------

                Signature Guarantee*:
                                       ----------------------------------------

--------------------
* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                     A-2-10

           SCHEDULE OF EXCHANGES OF REGULATION S TEMPORARY GLOBAL NOTE

     The following exchanges of a part of this Regulation S Temporary Global Note for an interest in another Global Note, or of other Restricted Global Notes for an interest in this Regulation S Temporary Global Note, have been made:


                                                                          Principal Amount of
                                                                           this Global Note         Signature of
                           Amount of decrease    Amount of increase in      following such      authorized signatory
                           in Principal Amount    Principal Amount of        decrease (or        of Trustee or Note
    Date of Exchange       of this Global Note      this Global Note           increase)              Custodian
    ----------------       -------------------   ----------------------    ------------------   ---------------------

















                                     A-2-11

                                    EXHIBIT B

                         FORM OF CERTIFICATE OF TRANSFER

[Issuer address block]

[Registrar address block]

         Re:  [full title of securities]

     Reference is hereby made to the Indenture, dated as of _________________ (the "Indenture"), between ____________________, as issuers (the "Issuers"), and ____________________, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

     ___________________, (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the "Transfer"), to ___________________________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

                             [CHECK ALL THAT APPLY]

     1. Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Definitive Note Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

     2. Check if Transferee will take delivery of a beneficial interest in the Regulation S Temporary Global Note, the Regulation S Global Note or a Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note, the Regulation S Temporary Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

     3. Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or a Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

     (a) such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

     (b) such Transfer is being effected to the Issuers or a subsidiary thereof;

                                       or

     (c) such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

                                       or

     (d) such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit B-2 to the Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Definitive Notes and in the Indenture and the Securities Act.

     4. Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

     (a) Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and
(ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

     (b) Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

     (c) Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.


                                         [Insert Name of Transferor]



                                         By:
                                            -----------------------------------
                                            Name:
                                            Title:

         Dated:  _______________________

                       ANNEX A TO CERTIFICATE OF TRANSFER

         1.       The Transferor owns and proposes to transfer the following:

                            [CHECK ONE OF (a) OR (b)]

                  (a)    a beneficial interest in the:

                      (i)       144A Global Note (CUSIP _________), or

                      (ii)      Regulation S Global Note (CUSIP _________), or

                      (iii)      IAI Global Note (CUSIP _________); or

                  (b)     a Restricted Definitive Note.

         2.       After the Transfer the Transferee will hold:

                                   [CHECK ONE]

                  (a)    a beneficial interest in the:

                      (i)       144A Global Note (CUSIP _________), or

                      (ii)      Regulation S Global Note (CUSIP _________), or

                      (iii)     IAI Global Note (CUSIP _________); or

                      (iv)      Unrestricted Global Note (CUSIP _________); or

                  (b)    a Restricted Definitive Note; or

                  (c)    an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

                                                                  EXHIBIT B-1

                         FORM OF CERTIFICATE OF EXCHANGE

[Issuer address block]

[Registrar address block]

         Re:  [full title of securities]

                              (CUSIP ____________)

     Reference is hereby made to the Indenture, dated as of _________________ (the "Indenture"), between _______________________, as issuers (the "Issuers"), and _________________, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

     __________________________, (the "Owner") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

     1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

     (a) Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

     (b) Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                                     B-1-1

     (c) Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

     (d) Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies
(i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

     2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

     (a) Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

     (b) Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CHECK ONE] 144A Global Note, Regulation S Global Note, IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

                                     B-1-2

     This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.


                                   [Insert Name of Transferor]


                                   By:
                                       ----------------------------------------
                                       Name:
                                       Title:

Dated:  ______________________








                                     B-1-3

                                   EXHIBIT B-2

                            FORM OF CERTIFICATE FROM
                   ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

[Issuer address block]

[Registrar address block]

         Re:  [full title of securities]

         Reference is hereby made to the Indenture, dated as of _________________ (the "Indenture"), between _____________________, as issuers
(the "Issuers"), and ___________________, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         In connection with our proposed purchase of $____________ aggregate principal amount of:

         (a)            a beneficial interest in a Global Note, or

         (b)            a Definitive Note,

         we confirm that:

     1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "Securities Act").

     2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Issuers or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Issuers a signed letter substantially in the form of this letter and an Opinion of Counsel in form reasonably acceptable to the Issuers to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses
(A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

                                     B-2-1

     3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Issuers such certifications, legal opinions and other information as you and the Issuers may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

     4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

     5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

     You and the Issuers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.


                                       [Insert Name of Accredited Investor]


                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:

Dated:  _______________________



                                     B-2-2

                                    EXHIBIT C

                          Form of Subsidiary Guarantee

     THIS GUARANTEE (as the same may be amended, modified or supplemented from time to time, this "Guarantee"), dated as of , is made by (hereinafter referred to as the "Guarantor") in favor of THE BANK OF NEW YORK, a New York banking association, as trustee under the Indenture hereinafter described (the "Trustee") for the ratable benefit of the holders from time to time (the "Holders") of the Senior Subordinated Notes (as hereinafter defined).

     All terms not otherwise defined herein shall have for the purposes hereof the meanings set forth in the Indenture (as hereinafter defined) unless the context otherwise requires.

                                    Recitals

     A. Remington Products Company, L.L.C. (the "Company") and Remington Capital Corp. ("Capital" and, together with the Company, the "Issuers") are parties to that certain indenture dated April 18, 2001 (as amended, supplemented or otherwise modified from time to time, the "Indenture") among the Issuers and the Trustee, pursuant to which the Issuers issued their 11% Senior Subordinated Notes due 2006 (including all Series C and Series D Senior Subordinated Notes issued from time to time pursuant to the Indenture, collectively, the "Senior Subordinated Notes");

     B. The Guarantor is a direct or indirect Subsidiary of the Company, and will derive both direct and indirect economic benefit from the proceeds of the Senior Subordinated Notes and other financial accommodations made to the Issuers under the Indenture; and

     C. The Indenture requires that the Guarantor execute and deliver this Guaranty to guarantee the payment and performance by the Issuers of all of their obligations under the Indenture and the Senior Subordinated Notes, including, in each case, all reasonable costs of collection and enforcement thereof and interest thereon which would be owing by the Issuers or such Guarantor but for the effect of the Bankruptcy Code, 11 U.S.C.ss.101 et seq. (collectively, the "Guaranteed Obligations").

     NOW, THEREFORE, for and in consideration of the foregoing and of any financial accommodations or extensions of credit (including, without limitation, any loan or advance by renewal, refinancing or extension of the Indenture or otherwise) heretofore, now or hereafter made to or for the benefit of the Issuers pursuant to the Indenture or any other agreement, instrument or document executed pursuant to or in connection therewith, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Guarantor and the Trustee agree as follows:

     1. The Guarantee. The Guarantor hereby absolutely, unconditionally and irrevocably guarantees the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the Guaranteed Obligations. This Guarantee is a guarantee of payment and not of collection. All payments made by the Guarantor under this Guarantee shall be paid at the place and in the manner specified in the Indenture and the Senior Subordinated Notes.

     2. Amendments, etc. with Respect to the Guaranteed Obligations; Waiver of Rights. The Guarantor shall remain obligated hereunder notwithstanding that without any reservation of rights against the Guarantor and without notice to or further assent by the Guarantor any demand for payment of any of the Guaranteed Obligations made by the Trustee or the Holders may be rescinded by them and any of the Guaranteed Obligations continued, and the Guaranteed Obligations, or the liability of any other party upon or for any part thereof, or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Trustee or the Holders, and the Indenture and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Trustee or the Holders may deem advisable from time to time or as provided in the Indenture, and any guarantee or right of offset at any time held by the Trustee for the payment of the Guaranteed Obligations may be sold, exchanged, waived, surrendered or released.

     3. Guarantee Absolute and Unconditional. The Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations, and notice of or proof of reliance by the Trustee or the Holders upon this Guarantee, the Guaranteed Obligations, and any of them shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guarantee; and all dealings between the Issuers and the Guarantor, on the one hand, and the Trustee and the Holders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guarantee. The Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Issuers or the Guarantor with respect to the Guaranteed Obligations. The Guarantor understands and agrees that this Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity, regularity or enforceability of the Indenture or any of the Senior Subordinated Notes, any of the Guaranteed Obligations or guarantee or right of offset with respect thereto at any time or from time to time held by the Trustee or the Holders, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Issuers against the Trustee or the Holders, or (c) any other circumstances whatsoever (with or without notice to or knowledge of the Issuers or such Guarantor) which constitute, or might be construed to constitute, an equitable or legal discharge of the Issuers for the Guaranteed Obligations, or of the Guarantor under this Guarantee, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against the Guarantor, the Trustee and/or the Holders may, but shall be under no obligation to, pursue such rights and remedies as it or they may have against the Issuers or any other Person or against any guarantee for the Guaranteed Obligations or any right of offset with respect thereto, and any failure by the Trustee or the Holders to pursue such other rights or remedies or to collect any payments from the Issuers or any such other Person or to realize upon any such guarantee or to exercise any such right of offset, or any release of the Issuers or any such other Person or any such guarantee or right of offset, shall not relieve the Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Trustee and/or the Holders against the Guarantor. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantor and its successors and assigns thereof, and shall inure to the benefit of the Trustee, and its successors, indorsees, transferees and assigns, and the Holders from time to time of the Senior Subordinated Notes until all the Guaranteed Obligations and the obligations of the Guarantor under this Guarantee shall have been satisfied by payment in full, notwithstanding that from time to time during the term of the Indenture the Issuers may be free from any Guaranteed Obligations.

     4. Discharge Only Upon Payment In Full; Reinstatement In Certain Circumstances. The Guarantor's obligations hereunder shall remain in full force and effect until the Guaranteed Obligations shall have been paid in full. If at any time any payment of any of the Guaranteed Obligations is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Issuers or otherwise, the Guarantor's obligations hereunder with respect to such payment shall be reinstated at such time as though such payment had been due but not made at such time.

     5. Waiver by the Guarantor. The Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Issuers or any other Person.

     6. Subrogation. Notwithstanding any payments made by the Guarantor under this Guarantee, the Guarantor shall not be entitled to be subrogated to any of the rights of any other Guarantor, the Trustee or any Holder against the Issuers until all amounts of principal of and interest and premium on the Senior Subordinated Notes and all other amounts payable by the Issuers under the Indenture and the Senior Subordinated Notes and by the Guarantor under its Guarantee have been paid in full. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all of the Guaranteed Obligations shall not have been paid in full, such amount shall be held by the Guarantor in trust for the Trustee segregated from other funds of the Guarantor, and shall, forthwith upon receipt by the Guarantor, be turned over to the Trustee in the exact form received by the Guarantor (duly indorsed by the Guarantor to the Trustee, if required), to be applied against the Guaranteed Obligations, whether matured or unmatured, at such time and in such order as the Trustee may determine.

     7. Stay of Acceleration. In the event that acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon insolvency, bankruptcy or reorganization of the Issuers, all such amounts otherwise subject to acceleration under the terms of the Indenture and the Senior Subordinated Notes shall nonetheless be payable by the Guarantor forthwith on demand by the Trustee.

     8. Subordination.

     a. Definitions. As used in this Section 8, the terms set forth below shall have the following meanings:

     "Designated Guarantor Senior Debt" shall mean the guarantee by the Guarantor of (i) Indebtedness under the Senior Credit Agreement and (ii) other Guarantor Senior Debt permitted to be incurred by the Guarantor under the terms of the Indenture the principal amount of which is $25.0 million or more and that has been designated by the Management Committee as "Designated Guarantor Senior Debt."

     "Guarantor Senior Debt" shall mean (i) the guarantee by the Guarantor of Indebtedness under the Senior Credit Agreement and (ii) any other Indebtedness permitted to be incurred by the Guarantor under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to any Guarantor Senior Debt. Notwithstanding anything to the contrary in the foregoing, Guarantor Senior Debt will not include (a) any liability for federal, state, local or other taxes owed or owing by the Guarantor, (b) any Indebtedness of the Guarantor to any of its Subsidiaries or other Affiliates, (c) any trade payables or (d) any Indebtedness that is incurred in violation of the Indenture.

     b. Agreement to Subordinate. The Guarantor agrees, and each Holder by accepting a Note agrees, that the payment of the Guaranteed Obligations is subordinated in right of payment, to the extent and in the manner provided in this Section 8, to the prior payment in full of all Guarantor Senior Debt (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Guarantor Senior Debt.

     c. Liquidation; Dissolution; Bankruptcy. Upon any distribution to creditors of the Guarantor in a liquidation or dissolution of the Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Guarantor or its property, an assignment for the benefit of creditors or any marshalling of the Guarantor's assets and liabilities:

               (i) holders of Guarantor Senior Debt of the Guarantor shall be entitled to receive payment in full of all Obligations due in respect of such Guarantor Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Guarantor Senior Debt) before the Holders shall be entitled to receive any payment with respect to the Guarantee (except that Holders may receive securities that are subordinated at least to the same extent as the Guarantees to Guarantor Senior Debt and any securities issued in exchange for Guarantor Senior Debt); and

               (ii) until all Obligations with respect to Guarantor Senior Debt of the Guarantor are paid in full, any distribution to which the Holders of Notes would be entitled but for this Section 8 shall be made to the holders of such Guarantor Senior Debt (except that Holders may receive securities that are subordinated at least to the same extent as the Guarantee to Guarantor Senior Debt and any securities issued in exchange for Guarantor Senior Debt).

     d. Default on Designated Guarantor Senior Debt. The Guarantor may not make any payment upon or in respect of the Guarantee (except that Holders may receive securities that are subordinated to the same extent as the Notes to Guarantor Senior Debt and any securities issued in exchange for Guarantor Senior Debt) if:

               (i) a default in the payment of the principal of, or premium or interest on, or fees or other amounts owing with respect to, Designated Guarantor Senior Debt occurs and is continuing beyond any applicable period of grace; or

               (ii) any other default occurs and is continuing with respect to Designated Guarantor Senior Debt that permits holders of the Designated Guarantor Senior Debt as to which such default relates to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from the Guarantor or the holders of any Designated Guarantor Senior Debt.

         Payments on the Guarantee may and shall be resumed:

               (y) in the case of default referred to in Section 8(d)(i), upon the date on which such default is cured or waived, and

               (z) in case of a default referred to in Section 8(d)(ii), the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Guarantor Senior Debt has been accelerated.

     No new period of payment blockage may be commenced unless and until 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice.

     e. Acceleration of Guarantee. The Guarantor shall promptly notify holders of Guarantor Senior Debt of the receipt by the Issuers of an acceleration notice following an Event of Default under the Indenture.

     f. When Distribution Must Be Paid Over. In the event that the Trustee or any Holder receives any payment of any Obligations with respect to the Guarantee at a time when the Trustee or such Holder, as applicable, has actual knowledge that such payment is prohibited by Section 8(d) hereof, such payment shall be held by the Trustee or such Holder, in trust for the benefit of and, upon written request, shall be paid forthwith over and delivered to, the holders of Guarantor Senior Debt as their interests may appear or their Representative under the indenture or other agreement (if any) pursuant to which Guarantor Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Guarantor Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Guarantor Senior Debt.

     With respect to the holders of Guarantor Senior Debt, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Section 8, and no implied covenants or obligations with respect to the holders of Guarantor Senior Debt shall be read into this Guarantee against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Guarantor Senior Debt, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Guarantor or any other Person money or assets to which any holders of Guarantor Senior Debt shall be entitled by virtue of this Section 8, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

     g. Notice by the Guarantor. The Guarantor shall promptly notify the Trustee and the Paying Agent of any facts known to the Guarantor that would cause a payment of any Obligations with respect to the Guarantee to violate this Section 8, but failure to give such notice shall not affect the subordination of the Guarantee to the Guarantor Senior Debt as provided in this Section 8.

     h. Subrogation. After all Guarantor Senior Debt is irrevocably paid in full in cash or cash equivalents reasonably satisfactory to the holders thereof and until the Guaranteed Obligations are paid in full, Holders shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Guarantee) to the rights of holders of Guarantor Senior Debt to receive distributions applicable to Guarantor Senior Debt to the extent that distributions otherwise payable to the Holders have been applied to the payment of Guarantor Senior Debt. A distribution made under this Section 8 to holders of Guarantor Senior Debt that otherwise would have been made to Holders is not, as between the Guarantor and Holders, a payment by the Guarantor on the Guarantee.

               i. Relative Rights. This Section 8(i) defines the relative rights of Holders and holders of Guarantor Senior Debt. Nothing in this Guarantee shall:

               (i) impair, as between the Guarantor and Holders, the obligation of the Guarantor, which is absolute and unconditional, to pay the Guaranteed Obligations in accordance with the terms of this Guarantee;

               (ii) affect the relative rights of Holders and creditors of the Guarantor other than their rights in relation to holders of Guarantor Senior Debt; or

               (iii) prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Guarantor Senior Debt to receive distributions and payments otherwise payable to Holders.

     j. Subordination May Not Be Impaired by the Guarantor. No right of any holder of Guarantor Senior Debt to enforce the subordination of the Indebtedness evidenced by the Guarantee shall be impaired by any act or failure to act by the Guarantor or any Holder or by the failure of the Guarantor or any Holder to comply with this Guarantee.

     k. Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Guarantor Senior Debt, the distribution may be made and the notice given to their Representative.

     Upon any payment or distribution of assets of the Guarantor referred to in this Section 8, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of Guarantor Senior Debt and other Indebtedness of the Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 8.

     l. Rights of Trustee and Paying Agent. Notwithstanding the provisions of this Section 8 or any other provision of the Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Guarantee, unless the Trustee shall have received at its Corporate Trust Office at least five Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Guarantee to violate this Section
8. Only the Guarantor or a Representative  may give the notice.  Nothing in this
Section 8 shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.07 of the Indenture.

     The Trustee shall be entitled to rely on the delivery to it of a written notice by a person representing himself to be a holder of Guarantor Senior Debt (or a Representative of such holder) to establish that such notice has been given by a holder of Guarantor Senior Debt (or a Representative of any such holder). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person as a holder of Guarantor Senior Debt to participate in any payment or distribution pursuant to this Section 8, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Guarantor Senior Debt held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such person under this Section 8, and if such evidence is not furnished, the Trustee may defer any payment which it may be required to make for the benefit of such person pursuant to the terms of this Guarantee pending judicial determination as to the rights of such person to receive such payment.

     The Trustee in its individual or any other capacity may hold Guarantor Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

     m. Authorization to Effect Subordination. Each Holder of a Note by the Holder's acceptance thereof authorizes and directs the Trustee on the Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Section 8, and appoints the Trustee to act as the Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 6.09 of the Indenture at least 30 days before the expiration of the time to file such claim, the holders of Guarantor Senior Debt (or a Representative of any such holder) are hereby authorized to file an appropriate claim for and on behalf of the Holders.

     n. Amendments. The provisions of this Section 8 shall not be amended or modified without the written consent of the holders of all Guarantor Senior Debt.

     9. Merger, Consolidation or Sale of Assets.

     a. The Guarantor may not consolidate with or merge with or into (whether or not the Guarantor is the surviving Person) another corporation, Person or entity, whether or not affiliated with the Guarantor, unless (i) subject to the provisions of Section 9(b), the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) assumes all the obligations of the Guarantor, pursuant to a supplemental Guarantee in form and substance reasonably satisfactory to the Trustee, under the Guarantee; (ii) immediately after giving effect to such transaction, no Default or Event of Default exists; (iii) the Guarantor, or any Person formed by or surviving any such consolidation or merger, would have Consolidated Net Worth (immediately after giving effect to such transaction) equal to or greater than the Consolidated Net Worth of the Guarantor immediately preceding the transaction; and (iv) the Company would be permitted by virtue of the Company's pro forma Fixed Charge Coverage Ratio, immediately after giving effect to such transaction, to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09 of the Indenture; provided, however, that the foregoing will not apply to the consolidation or merger of the Guarantor with and into either Issuer or another Guarantor.

     b. In the event of a sale or other disposition of all of the assets of the Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of the Guarantor, then the Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the capital stock of the Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all of the assets of the Guarantor) will be released and relieved of any obligations under this Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with Section 4.10 of the Indenture. In addition, in the event the Management Committee designates the Guarantor to be an Unrestricted Subsidiary, then the Guarantor shall be released and relieved of any obligations under this Guarantee; provided that such designation is conducted in accordance with Section 4.07 of the Indenture.

     10. Miscellaneous.

     a. Benefits of Guarantee; Successors and Assigns. Nothing in this Guarantee, expressed or implied, shall give to any person, other than Trustee, the Holders and their respective successors, transferees and assigns hereunder, any benefit or any legal or equitable rights, remedy or claim under this Guarantee. This Guarantee shall be binding upon the Guarantor, its successors and assigns, and inure, together with the rights and remedies of Trustee hereunder, to the benefit of Trustee, the Holders and their respective successors, transferees and assigns. The Guarantor shall not, without the prior written consent of Trustee, assign any rights, duties or obligations under this Guarantee.

     b. Notices. All notices, demands and other communications hereunder shall be given and shall be effective in accordance with the Indenture, except that notices to the Guarantor shall be given to its address set forth on the signature page hereof, or to such other address as the Guarantor may specify in writing from time to time to the Trustee.

     c. Amendments. Neither this Guarantee nor any provision hereof may be amended, modified, waived, discharged or terminated other than pursuant to the provisions of the Indenture.

     d. No Personal Liability of Directors, Officers, Employees, Partners and Stockholders. No past, present or future director, officer, employee, incorporator, partner or stockholder of the Guarantor, as such, shall have any liability for any obligations of the Guarantor under this Guarantee or for any claim based on, in respect of, or by reason of, this Guarantee. Each Holder by accepting a Note has waived and released all such liability. The waiver and release are part of the consideration for issuance of this Guarantee.

     e. Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS GUARANTEE.

     f. No Adverse Interpretation of Other Agreements. This Guarantee may not be used to interpret any other guarantee, indenture, loan or debt agreement of the Issuers, the Guarantor or their respective Subsidiaries or of any other Person. Any such guarantee, indenture, loan or debt agreement may not be used to interpret this Guarantee.

     g. Successors. All agreements of the Guarantor in this Guarantee shall bind its successors. All agreements of the Trustee in this Guarantee shall bind its successors.

     h. Severability. In case any provision in this Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     i. Counterpart Originals. The parties may sign any number of copies of this Guarantee. Each signed copy shall be an original, but all of them together represent the same agreement.

     j. Headings, etc. The headings of the sections of this Guarantee have been inserted for convenience of reference only, are not to be considered a part of this Guarantee and shall in no way modify or restrict any of the terms or provisions hereof.

                            [Signature Pages Follow]

         IN WITNESS WHEREOF, the undersigned Guarantor has caused this instrument to be duly executed and delivered to the Trustee as of the date first above written.

                                      [GUARANTOR]
                                      [Address]


                                      By:
                                         -----------------------------------
                                      Name:
                                      Title:

                                     ANNEX A

                              Excluded Obligations


                                                       Total Amount            Remsen Share           RPI Share
Scheduled Excluded Obligations:
   Bonus to Peter Cuneo                            $      3,350,000         $     1,675,000        $     1,675,000
   Bonus to James Vatrt                                     550,411                 275,206                275,206
   Bonus to Allen Lipson                                    452,123                 226,062                226,062
   Bonus to Jack Waller                                     420,671                 210,336                210,336
   Bonus to Geoffrey Hoddinott                              157,260                  78,630                 78,630
   Bonus to H. Graham Kimpton                               117,945                  58,973                 58,973
   Other Bonuses to Managers                              1,171,590                 585,795                585,795
   PV of Employment Contract to VKK, II                   1,589,905                 794,953                794,953
   PV of Employment Contract to VKK, III                    157,243                  78,622                 78,622
   Investment Banking Fees-Berenson Minella &             1,884,089                 942,044                942,044
     Co.
   Commercial Bankers - Congress Prepayment Fee             825,000                 206,250                618,750

                                                          1,000,000                 500,000                500,000
   Accrued but Unpaid Taxes @ Closing
     (estimate)
   Severance Payments                                       200,000                 100,000                100,000
   Accrued but Unpaid Compensation @ Closing              1,120,000                 560,000                560,000
     (estimate)
   Accrued Bonuses @ Closing (estimate)                     680,000                 340,000                340,000
   50% of Transfer Taxes on Real Estate                           0                       0                      0
     (amount pending)


                                                   $     13,676,238        $      6,631,869        $     7,044,369

Remsen Distribution Calculation:
Gross Distribution to Remsen (as agreed)                                         90,351,500
   less Remsen Share of Excluded Obligations                                     (6,631,869)
Net Remsen Proceeds                                                        $     83,719,631

Less Payment to Escrow Account                                                   (5,000,000)

Total Cash Delivered to Remsen upon Closing                                $     78,719,631


                             CROSS-REFERENCE TABLE*

Trust Indenture
  Act Section                                              Indenture Section

310      (a)(1)..........................................                7.10
         (a)(2)..........................................                7.10
         (a)(3)..........................................                N.A.
         (a)(4)..........................................                N.A.
         (a)(5)..........................................                7.10
         (b).............................................                7.10
         (c).............................................                N.A.
311      (a).............................................                7.11
         (b).............................................                7.11
         (c).............................................                N.A.
312      (a).............................................                2.05
         (b).............................................               11.03
         (c).............................................               11.03
313      (a).............................................                7.06
         (b)(1)..........................................                N.A.
         (b)(2)..........................................           7.06;7.07
         (c).............................................          7.06;11.02
         (d).............................................                7.06
314      (a).............................................           4.03;4.04
         (b).............................................                N.A.
         (c)(1)..........................................               11.04
         (c)(2)..........................................               11.04
         (c)(3)..........................................                N.A.
         (d).............................................                N.A.
         (e).............................................               11.05
         (f).............................................                N.A.
315      (a).............................................                N.A.
         (b).............................................                N.A.
         (c).............................................                N.A.
         (d).............................................                N.A.
         (e).............................................                6.11
316      (a)(last sentence)..............................                2.09
         (a)(1)(A).......................................                6.05
         (a)(1)(B).......................................                N.A.
         (a)(2)..........................................                N.A.
         (b).............................................                6.07
         (c).............................................                N.A.
317      (a)(1)..........................................                6.08
         (a)(2)..........................................                6.09
         (b).............................................                2.04
318      (a).............................................                N.A.
         (b).............................................                N.A.
         (c).............................................               11.01

N.A. means not applicable.
------------------
*        This Cross-Reference Table is not part of the Indenture.